Execution Copy
EXHIBIT 4.7 and 10.36
AMENDED AND RESTATED
CREDIT AGREEMENT
Among
TANDY BRANDS ACCESSORIES, INC.
as the Borrower,
WELLS FARGO HSBC TRADE BANK, N.A.
as Administrative Agent and as a Lender,
and
CERTAIN FINANCIAL INSTITUTIONS,
as Lenders
and
WELLS FARGO BANK, N.A.
as Arranger
As of
September 7, 2006
$75,000,000.00

A&R Credit Agreement — Tandy Brands

i

SECTION 8 REPRESENTATIONS AND WARRANTIES		36

8.1	Organization and Good Standing	36
8.2	Authorization and Power	36
8.3	No Conflicts or Consents	36
8.4	Enforceable Obligations	36
8.5	No Liens	36
8.6	Financial Condition	36
8.7	Full Disclosure	36
8.8	No Potential Default	37
8.9	Material Agreements	37
8.10	No Litigation	37
8.11	Use of Proceeds; Margin Stock	37
8.12	Taxes	37
8.13	Principal Office, Etc.	37
8.14	Compliance with Law	37
8.15	Subsidiaries	38
8.16	Casualties	38
8.17	Corporate Name	38
8.18	Intellectual Property Rights	38
8.19	ERISA	39
8.20	Labor Matters	39
8.21	Material Contracts	39
8.22	Representations and Warranties	39
8.23	Survival of Representations and Warranties in All Material Respects	39

SECTION 9 AFFIRMATIVE COVENANTS		39

9.1	Financial Statements, Reports, and Documents	39
9.2	Payment of Taxes and Other Liabilities	40
9.3	Maintenance of Existence and Rights; Conduct of Business	40
9.4	Notice of Default	41
9.5	Other Notices	41
9.6	Operations and Properties	41
9.7	Books and Records; Access	41
9.8	Field Examination	41
9.9	Compliance with Law	41
9.10	Insurance	41
9.11	Authorizations and Approvals	42
9.12	Further Assurances	42
9.13	Indemnity by Borrower	42
9.14	After-Acquired Subsidiaries	42

SECTION 10 NEGATIVE COVENANTS		43

10.1	Negative Pledge	43
10.2	Negative Pledge Agreements	43
10.3	Limitations on Indebtedness	43
10.4	Certain Transactions	44
10.5	Limitation on Sale of Assets	44
10.6	Liquidation, Mergers, Consolidations, Recapitalizations, Reorganizations, and Dispositions of Substantial Assets	44
10.7	Lines of Business; Receivables Policy	44
10.8	Acquisition	44
10.9	Restricted Payments	44
10.10	Prepayment of Other Indebtedness	44
10.11	Limitation on Investments	45
10.12	Sale and Leaseback Transactions	45
A&R Credit Agreement — Tandy Brands

10.13	Leverage Ratio	45
10.14	Fixed Charge Coverage Ratio	45
10.15	Tangible Net Worth	45
10.16	Trading Asset Coverage Ratio	46
10.17	ERISA	46
10.18	Fiscal Year	46
10.19	Trademark License Agreements	46

SECTION 11 EVENTS OF DEFAULT		46

11.1	Events of Default	46
11.2	Remedies Upon Event of Default	48
11.3	Performance by Agent or Lenders	48

SECTION 12 AGENT		49

12.1	Appointment	49
12.2	Responsibilities	49
12.3	Indemnity	51
12.4	Credit Decisions	51
12.5	Resignation	51

SECTION 13 MISCELLANEOUS		52

13.1	Accounting Reports	52
13.2	Waivers and Amendments	52
13.3	Payment of Expenses	53
13.4	Notices	53
13.5	Governing Law	54
13.6	Choice of Forum; Consent to Service of Process and Jurisdiction	54
13.7	Invalid Provisions	54
13.8	Maximum Interest	54
13.9	Non-liability of Lender	55
13.10	Offset	55
13.11	Successors and Assigns	56
13.12	Successors and Assigns; Participations	56
13.13	Headings	59
13.14	Survival	59
13.15	No Third Party Beneficiary	59
13.16	Multiple Counterparts	59
13.17	Entirety	59
13.18	USA PATRIOT Act Notice	59
13.19	Amendment and Restatement	60
A&R Credit Agreement — Tandy Brands

Exhibits:
Exhibit A – Revolving Credit Note
Exhibit B – Notice of Borrowing
Exhibit C – Closing Documents
Exhibit D – Subsidiaries
Exhibit E – Amended and Restated Subsidiary Guaranty
Exhibit F – Swingline Note
Exhibit G – Letter of Credit Request
Exhibit H – Assignment and Acceptance
Schedules:
Schedule 1.1(a) – Existing Liens
Schedule 2.1 – Lenders; Revolving Credit Commitments
Schedule 2.2(a) – Domestic Lending Offices
Schedule 2.2(b) – Eurodollar Lending Offices
Schedule 8.14(a) – Compliance with Law
Schedule 8.14(b) – Compliance with Governmental Authorization
Schedule 8.18 – Patents, Trademarks and Copyrights
Schedule 8.19 – ERISA
Schedule 8.21 – Material Contracts
Schedule 10.11 – Investments
Schedule 13.4 – Notices/Credit Matters
A&R Credit Agreement — Tandy Brands

AMENDED AND RESTATED
CREDIT AGREEMENT
     THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of the 7th day of September, 2006 by and among TANDY BRANDS ACCESSORIES, INC., a Delaware corporation (the “Borrower”), WELLS FARGO HSBC TRADE BANK, N.A., a national banking association (the “Trade Bank”), as administrative agent for the Lenders (the “Agent”), WELLS FARGO BANK, N.A., a national banking association (“WFB”), as arranger and in the capacities set forth herein, and the lenders named in Schedule 2.1 hereto (collectively, together with all successors and assigns, the “Lenders”).
WITNESSETH:
     WHEREAS, Borrower, Agent, WFB and certain Lenders entered into a Credit Agreement dated as of June 27, 2001 (as amended, the “Existing Credit Agreement”) to fund general corporate and working capital needs of Borrower and its Subsidiaries.
     WHEREAS, Borrower, Agent, WFB and the Lenders wish to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1
DEFINITION OF TERMS
          1.1 Definitions. As used in this Agreement, all exhibits and schedules hereto and in any note, certificate, report, or other Loan Documents made or delivered pursuant to this Agreement, the following terms shall have the respective meanings assigned to them in this Section 1 or in the Section or recital referred to below:
     “Acceptance Date” means any Business Day on which a Bankers Acceptance is issued and accepted by an Accepting Bank.
     “Acceptance Exposure” means, at any time, the aggregate face amount of all Bankers Acceptances outstanding at such time for which the Borrower has not yet repaid an Accepting Bank.
     “Accepting Bank” means the Agent or WFB, or collectively the Accepting Banks.
     “Adjusted Eurodollar Rate” means, with respect to any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the quotient of (a) the Eurodollar Rate with respect to such Interest Period, divided by (b) the remainder of 1.00 minus the Eurodollar Reserve Requirement in effect on such date.
     “Advance” means (a) the disbursement by the Lenders of a sum or sums lent to the Borrower pursuant to this Agreement (including, without limitation, Swingline Advances), (b)
A&R Credit Agreement — Tandy Brands

the conversion of a Borrowing from one type of Borrowing to another type of Borrowing pursuant to Section 2.14, and (c) the continuation of a Eurodollar Borrowing to a new Interest Period pursuant to Section 2.14.
     “Advance Date” has the meaning set forth in Section 2.3.
     “Affiliate” of any Person means any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person.
     “Agreement” means this Credit Agreement, including the schedules and exhibits hereto, as the same may be modified, amended, renewed, extended or restated from time to time.
     “Alternate Base Borrowing” means a borrowing bearing interest with reference to the Alternate Base Rate.
     “Alternate Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) equal to the greater of (a) the Prime Rate in effect on such day, or (b) the sum of the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%). For purposes hereof, “Prime Rate” means at any time the rate of interest most recently announced within WFB at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of WFB’s base rates and serves as the basis upon which effective WFB rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as WFB may designate. Such rate of interest is a fluctuating reference rate and may or may not at any time be the best or lowest rate charged by WFB on any loan. WFB may make loans at rates of interest at, above or below the Prime Rate. “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
     “Applicable Commitment Fee Percentage” means, at any time the Commitment Fee described in Section 2.4 hereof is to be paid, the following percentages per annum which shall be determined as a function of the Total Funded Indebtedness to EBITDA Ratio, as set forth on the most recent certificate showing compliance delivered to the Agent by the Borrower pursuant to Section 9.1(b):
A&R Credit Agreement — Tandy Brands

APPLICABLE
COMMITMENT
TOTAL FUNDED INDEBTEDNESS	FEE
TO EBITDA RATIO*	PERCENTAGE
Less than 1.00 to 1.00	0.20%
Greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00	0.25%
Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	0.30%
Greater than or equal to 2.50 to 1.00	0.375%

*	In calculating this Ratio for purposes of determining the Applicable Commitment Fee Percentage, EBITDA shall not include the one-time charge described in clause (g) of the definition of EBITDA.
     “Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of an Alternate Base Borrowing and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Borrowing.
     “Applicable Margin” means, the following percentages per annum, which percentages shall be added to the applicable interest rates for purposes of calculating the interest rates payable to the Lenders, as more fully described by Section 2.8:
     (a) The Applicable Margin for Alternate Base Borrowings shall be 0.0%.
     (b) The following Applicable Margins per annum for Eurodollar Borrowings shall apply, which shall be determined as a function of the Total Funded Indebtedness to EBITDA Ratio, as set forth on the most recent certificate showing compliance delivered to the Agent by the Borrower pursuant to Section 9.1(b):
A&R Credit Agreement — Tandy Brands

APPLICABLE
MARGIN FOR
TOTAL FUNDED INDEBTEDNESS	EURODOLLAR
TO EBITDA RATIO*	BORROWINGS
Less than 1.00 to 1.00	0.75%
Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	1.00%
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	1.25%
Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	1.50%
Greater than or equal to 2.50 to 1.00	1.75%

*	In calculating this Ratio for purposes of determining the Applicable Margin, EBITDA shall not include the one-time charge described in clause (g) of the definition of EBITDA.
     “Application for Letter of Credit” means the application for a Letter of Credit in the form provided by the Issuing Bank.
     “Asset Sale” means a sale of assets, properties, rights or business now owned or hereafter acquired (other than a sale or other disposition of (i) obsolete or assets no longer in use, (ii) inventory, or (iii) the equity securities of any Subsidiary) by the Borrower or any of its Subsidiaries outside the ordinary course of business.
     “Asset Sale Limit” has the meaning given such term in Section 2.6 hereof.
     “Assignment and Acceptance” means the assignment and acceptance in the form of Exhibit H attached hereto and provided for in Section 13.12.
     “Bank” or “Banks” means any Lender (or the Lenders) and WFB.
     “Bankers Acceptance” means a bill of exchange drawn by the Borrower on Agent, duly completed and accepted by the Agent, in a form customarily used by the Agent in creating bankers’ acceptances and which meets the eligibility requirements provided for herein and any reasonable requirements of the Agent.
     “Borrowing” means a Eurodollar Borrowing, an Alternate Base Borrowing or a Swingline Advance.
     “Business Day” means (a) for all purposes, any day other than a Saturday, Sunday, or day on which national banks are authorized to be closed under the laws of the States of Texas,
A&R Credit Agreement — Tandy Brands

California, and Colorado, and (b) for purposes of any Eurodollar Borrowing, a day that satisfies the requirements of clause (a) and is a day when commercial banks are open for domestic or international business in London.
     “Capital Expenditures” means, for any period, the aggregate of all expenditures and costs of the Borrower (whether paid in cash or accrued as liabilities during that period and including that portion of Capital Lease Obligations of the Borrower) during such period that, in conformity with GAAP, are required to be included in or classified as property, plant or equipment or another similar fixed asset account reflected on the balance sheet of the Borrower, but not including the expenditures and costs of a Permitted Acquisition.
     “Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, as determined in accordance with GAAP.
     “Closing Date” means the date of this Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated and rulings issued thereunder.
     “Collateral” means all assets, tangible or intangible, personal or mixed, including, without limitation, all accounts receivable, patents, trademarks, service marks, all other intellectual property, all software whether purchased by or developed by the Borrower or any of its Subsidiaries, general intangibles, furniture and equipment of the Borrower and its Subsidiaries, and all partnership interests, capital stock or equity securities of each Subsidiary of the Borrower.
     “Commercial Letter of Credit” means a commercial letter of credit as that term is commonly referred to within the banking industry.
     “Commitment Fee” has the meaning given such term in Section 2.4 hereof.
     “Consolidated Net Income” means consolidated net earnings (after income taxes) of Borrower and its Subsidiaries, but excluding (a) extraordinary gains, (b) gains due to sales or write-up of assets, (c) earnings of any Person newly acquired, if earned prior to acquisition, or (d) gains due to acquisitions of any securities of Borrower or any of its Subsidiaries.
     “Contract Rate” means (a) with respect to an Alternate Base Borrowing, the Alternate Base Rate plus the Applicable Margin, and (b) with respect to a Eurodollar Borrowing, the Adjusted Eurodollar Rate plus the Applicable Margin.
     “Current Liabilities” means current liabilities determined in accordance with GAAP.
A&R Credit Agreement — Tandy Brands

     “Debtor Laws” means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws from time to time in effect affecting the rights of creditors generally.
     “Discount Rate” means the rate, determined by the Agent, calculated on the basis of a year of 360 days, which is the Agent’s current discount rate for bankers’ acceptances having a term and face amount equal to the term and face amount of the Bankers Acceptance which Borrower has requested Agent to purchase.
     “Dividends” in respect of any corporation, means (a) cash distributions or other distributions on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class, and (b) other payments or transfers made in respect of the redemption, repurchase, or acquisition of such stock.
     “Dollar” means lawful money of the United States of America.
     “Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name in Schedule 2.2(a) annexed hereto, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.
     “EBITDA” means, for any period comprising the most recent four quarterly periods, the sum of (a) Consolidated Net Income for such period, plus (b) Interest Expense paid during such period which was deducted in determining such Consolidated Net Income, plus (c) all income taxes which were deducted in determining such Consolidated Net Income, plus (d) all depreciation and amortization which were deducted in determining such Consolidated Net Income, plus (e) add-backs allowed pursuant to Article 11, Regulation S-X, of the Securities Act of 1933, plus (f) non-cash losses arising from the impairment of goodwill or intangibles under FASB 142; plus (g) a one-time charge of $7,100,000 attributable to the women’s segment inventory write-offs subsequent to February 28, 2006. Upon consummation of a Permitted Acquisition, EBITDA may be adjusted to include the financial results of the acquired entity or assets for the period comprising the four quarterly periods prior to the Permitted Acquisition, including any period of less than a full quarter, provided that the Borrower shall have provided Agent with (i) audited financial statements prepared not more than fifteen (15) months prior to the closing date of the Permitted Acquisition, or (ii) if such audited financial statements are not available, verification of the adjustments for such acquisition prepared by an accounting firm acceptable to Agent, such statements or verification, as the case may be, to be satisfactory to the Agent in its sole discretion.
     “Environmental Laws” means any Legal Requirements pertaining to air, emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, industrial hygiene, or other environmental, health, or safety matters or conditions on, under or about real property or any portion thereof, and similar laws of any Governmental Authority having jurisdiction over real property as such Legal Requirements may be amended or supplemented from time to time, and regulations promulgated and rulings issued pursuant to such laws.
A&R Credit Agreement — Tandy Brands

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.
     “ERISA Affiliate” means any Subsidiary or trade or business (whether or not incorporated) which is a member of a group of which Borrower is a member and which is under common control with Borrower within the meaning of Section 414 of the Code.
     “Eurodollar Borrowing” means a borrowing bearing interest with reference to the Adjusted Eurodollar Rate.
     “Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name in Schedule 2.2(b) annexed hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.
     “Eurodollar Rate” means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, then the term “Eurodollar Rate” shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided however, if more than one rate is specified on Reuters Screen LEBO Page, then the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).
     “Eurodollar Reserve Requirement” means, on any day, that percentage (expressed as a decimal fraction) that is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal, and emergency reserves) under Regulation D with respect to “Eurocurrency liabilities” as currently defined in Regulation D or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by Lender of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.
     “Event of Default” has the meaning set forth in Section 11.1.
     “Financial Statement Delivery Date” shall mean (i) if the Borrower delivers the quarterly or annual financial statements before 12:00 noon Dallas, Texas time on a Business Day, then the day on which the quarterly or annual financial statements are delivered to the Agent and/or Lenders pursuant to Section 9.1, and (ii) if the Borrower delivers the quarterly or annual financial statements on a day which is not a Business Day or on or after 12:00 noon
A&R Credit Agreement — Tandy Brands

Dallas, Texas time on a Business Day, then the Business Day after the day on which the quarterly or annual financial statements are delivered to the Agent and/or Lenders pursuant to Section 9.1.
     “Fiscal Quarter” means the quarterly periods ending September 30, December 31, March 31, and June 30.
     “Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries for accounting purposes as designated by the Borrower to the Agent from time to time. The present Fiscal Year of the Borrower and its Subsidiaries is July 1 to June 30, which Fiscal Year may not be changed without the consent of the Agent.
     “Fixed Charge Coverage Ratio” means, for the four consecutive fiscal quarterly periods ending on the date of determination for Borrower and its Subsidiaries, the ratio of (a) EBITDA determined on a consolidated basis minus Capital Expenditures minus federal, state, local and foreign income taxes divided by (b) Interest Expense plus payments made in respect of Capital Lease Obligations plus any cash dividend made by Borrower or any of its Subsidiaries, plus any payments made by Borrower or any of its Subsidiaries in respect of the redemption, retirement, acquisition, or prepayment of any of Borrower’s capital stock, or any other equity interest during the term of this Agreement, plus any cash Investments in Sheldon following the Closing Date.
     “Funding Loss” has the meaning set forth in Section 2.16(e).
     “GAAP” means those generally accepted accounting principles and practices, applied on a consistent basis, which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board and the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.
     “Governmental Authority” means, with respect to any Person, any government (or any political subdivision or jurisdiction thereof),court, bureau, agency, or other governmental authority having jurisdiction over such Person or any of its business, operations, or properties.
     “Governmental Authorization” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.
     “Guarantors” means each of the Subsidiaries of Borrower listed on Exhibit D attached hereto as well as any After-Acquired Subsidiary as defined in Section 9.14.
     “Guaranty” of any Person means any contract or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person in any manner, whether directly or indirectly, including agreements to assure the holder of the Indebtedness of the primary obligor against loss in respect thereof; except that “Guaranty” shall not include endorsements, in the ordinary course of business, of negotiable instruments or documents for deposit or collection.
A&R Credit Agreement — Tandy Brands

     “Hazardous Materials” means any hazardous, toxic, or dangerous waste, substance, or material defined as such in or for the purpose of any Environmental Law.
     “Hedge Agreement” means any agreement between the Borrower and any Bank now existing or hereafter entered into, which provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower’s exposure to fluctuations in interest rates, currency valuations or commodity prices.
     “HSBC” means Hong Kong Shanghai Banking Corporation Limited.
     “Indebtedness” means, with respect to any Person, all indebtedness, obligations, and liabilities of such Person, contingent or otherwise, including without limitation (a) all “liabilities” which would be reflected on a balance sheet of such Person, (b) all obligations of such Person in respect of any Guaranty, letter of credit, or bankers’ acceptance, (c) all obligations of such Person in respect of any lease, which in conformity with GAAP, is required to be capitalized for balance sheet purposes, (d) all obligations, indebtedness, and liabilities secured by any lien or any security interest on any property or assets of such Person, and (e) any obligations to redeem or repurchase any of such Person’s capital stock, warrants, or stock equivalents.
     “Intangible Assets” of any Person means those assets of such Person which are (a) deferred assets, other than prepaid insurance and prepaid taxes, (b) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expenses, and other similar assets which would be classified as intangible assets on a balance sheet of such Person, (c) unamortized debt discount and expense, and (d) assets located, and notes and receivables due from obligors domiciled, outside of the United States of America.
     “Interest Expense” means, for Borrower and its Subsidiaries for any period, total interest expense in respect of Indebtedness actually paid or that is payable during such period, as determined in accordance with GAAP.
     “Interest Period” means, with respect to a Eurodollar Borrowing, a period commencing:
     (a) on the Advance Date thereof; or
     (b) on the conversion date pertaining to such Eurodollar Borrowing, if such Eurodollar Borrowing is made pursuant to a conversion as described in Section 2.14; or
     (c) on the last day of the preceding Interest Period in the case of a rollover to a successive Interest Period;
and ending 1, 2, 3, or 6 months thereafter, as Borrower shall elect in accordance with Section 2.13 or Section 2.14, provided that:
     (i) any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such
A&R Credit Agreement — Tandy Brands

Business Day falls in another calendar month in which case such Interest Period shall end on the next preceding Business Day;
     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month or at the end of such Interest Period) shall, subject to clause (i) above, end on the last Business Day of a calendar month; and
     (iii) if the Interest Period for any Eurodollar Borrowing would otherwise end after the final maturity date of the Loan, then such Interest Period shall end on the final maturity date of the Loan.
     “Investment” in any Person means any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution, or otherwise, in or to such Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.
     “Issuing Bank” means (i) in the case of the issuance of Commercial Letters of Credit, the Trade Bank or HSBC or any of its Affiliates, and (ii) in the case of the issuance of Standby Letters of Credit, WFB.
     “Legal Requirement” means any federal, state, local, municipal, foreign, international, multi-national, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty as in effect on the date in question.
     “Letter of Credit” has the meaning given such term in Section 4.1.
     “Letter of Credit Obligations” mean at any time the sum of (a) the aggregate then undrawn and unexpired amount of outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit not reimbursed.
     “Letter of Credit Request” has the meaning specified in Section 4.2(a).
     “Lien” means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under any statute or law, or otherwise.
     “Liquid Investments” means:
     (a) direct obligations of, or obligations the principal of and interest on which are guaranteed or insured by, the United States of America or any agency or instrumentality thereof;
     (b) (i) negotiable or nonnegotiable certificates of deposit, time deposits, bankers’ acceptances or other similar banking arrangements maturing within twelve (12) months from the date of acquisition thereof (“bank debt securities”), issued by (A) any Lender or any Affiliate of Lender or (B) any other domestic bank, trust company or
A&R Credit Agreement — Tandy Brands

financial institution which has a combined capital surplus and undivided profit of not less than $100,000,000 or the dollar equivalent thereof, if at the time of deposit or purchase, such bank debt securities are rated not less than “BB” (or the then equivalent) by the rating service of Standard & Poor’s Corporation or of Moody’s Investors Service, (ii) commercial paper issued by any Person if at the time of purchase such commercial paper is rated not less than “A-2” (or the then equivalent) by the rating service of Standard & Poor’s Corporation or not less than “P-2” (or the then equivalent) by the rating service of Moody’s Investors Service, or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower, (iii) debt or other securities issued by (A) any Lender or Affiliate of any Lender or (B) or any other Person, if at the time of purchase such Person’s debt or equity securities are rated not less than “BB” (or the then equivalent) by the rating service of Standard & Poor’s Corporation or of Moody’s Investors Service, or upon the discontinuance of both such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower and (iv) marketable securities of a class registered pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended;
     (c) repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who has a combined capital surplus and undivided profit of not less than $100,000,000 or the dollar equivalent thereof, if at the time of entering into such agreement the debt securities of such Person are rated not less than “BBB” (or the then equivalent) by the rating service of Standard & Poor’s Corporation or of Moody’s Investors Service, or upon the discontinuance of both such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower; and
     (d) shares of any mutual fund registered under the Investment Company Act of 1940, as amended, which invests solely in underlying securities of the types described in clauses (a), (b) and (c) above.
     “Loan” means the Revolving Credit Loans.
     “Loan Documents” means this Agreement, the Notes, the Subsidiary Guaranty, and any agreements, documents (and with respect to this Agreement, and such other agreements and documents, any renewals, extensions, amendments, or supplements thereto), or certificates at any time executed or delivered pursuant to the terms of this Agreement.
     “Material Adverse Change” means any material adverse changes in, or effect upon, (a) the validity, performance, or enforceability of any Loan Documents, (b) the financial condition or business operations of Borrower and the Guarantors taken as a whole, or (c) the ability of Borrower to fulfill its obligations under the Loan Documents.
     “Maximum Rate” has the meaning given such term in Section 13.8 hereof.
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     “Net Worth” means, with respect to any Person and as of the date of its determination, the excess of the assets of such Person over the sum of the liabilities of such Person and the minority interests of such Person, as determined in accordance with GAAP.
     “Notes” means the Revolving Credit Notes and the Swingline Note.
     “Notice of Borrowing” means a notice in the form of Exhibit B attached hereto.
     “Obligations” means all present and future indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to any Bank by Borrower, pursuant to this Agreement, the Notes and any of the Loan Documents, or any other financial arrangements between Borrower and any Bank, and all renewals and extensions thereof (including, but not limited to, all obligations to a Bank under letters of credit), together with all interest accruing thereon and costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof.
     “Obligors” means Borrower and each of the Guarantors, and “Obligor” means any one of the Obligors.
     “Other Taxes” has the meaning set forth in Section 2.18.
     “Permitted Acquisition” means an acquisition of a business entity or assets:
     (a) (i) if after giving effect to such acquisition the Total Funded Indebtedness on a consolidated basis to EBITDA Ratio is less than 2.00 to 1.00 and the Borrower is in compliance with Sections 10.13, 10.14, 10.15 and 10.16, and (ii) the consideration for such acquisition does not exceed $20,000,000.00; or
     (b) the consideration for such acquisition does not exceed ten percent (10%) of the Borrower’s consolidated Tangible Net Worth as of the Borrower’s most recent Fiscal Quarter; or
     (c) for which Borrower has received the prior written consent of the Required Lenders.
     “Permitted Liens” means (a) inchoate liens for taxes, assessments or governmental charges or levies not yet due or liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) Liens in respect to property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business, and do not secure mechanics’ liens and other similar liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of the Borrower’s or such Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary, or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of property or assets subject to any such lien, (c) Liens in existence on the date of this Agreement as set forth on Schedule 1.1(a), plus renewals and extensions of such liens to the extent that the aggregate principal amount of the Indebtedness, if any, secured by such liens
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is not increased from the amount outstanding at the time of any such renewal or extension, and any such renewals or extensions do not encumber any additional assets or properties of the Borrower or any of its subsidiaries, (d) Liens placed on equipment or machinery or other property used in the ordinary course of business of Borrower or any of its Subsidiaries, at the time of acquisition thereof by the Borrower or any such Subsidiary or within sixty days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that the lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary, and provided further that such Indebtedness is permitted under Section 10.3(c), (e) easements, right-of-way restrictions, encroachments and other similar charges or encumbrances and minor title deficiencies in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, (f) statutory and common law landlord’s liens under leases to which the Borrower or any of its Subsidiaries is a party, (g) Liens resulting from pledges or deposits to secure payments of workmen’s compensation, unemployment insurance or other social security programs or securing the performance of surety and bid and performance bonds, tenders, leases and other obligations of similar nature, in each case incurred in the ordinary course of business (exclusive of obligations in respect to the payment for borrowed money), and (h) Liens granted by Borrower to secure its obligations under a Hedge Agreement.
     “Person” includes an individual, corporation, limited liability company, joint venture, general or limited partnership, trust, unincorporated organization, or government, or any agency or political subdivision thereof.
     “Plan” means an employee benefit plan or other plan maintained by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code, as amended.
     “Potential Default” means the occurrence of any event which, with the passage of time or the giving of notice, or both, could become an Event of Default.
     “Principal Debt” means, as of any date, the sum of the outstanding principal balance of all outstanding Borrowings hereunder as of such date.
     “Receivables” means all present and future (a) accounts, receivables, contract rights, chattel paper, documents, tax refunds, or payments of, or owned by, Borrower or its Subsidiaries, (b) insurance proceeds, patent rights, license rights, rights to refunds or indemnification, and other general intangibles of every kind or nature of, or owned by, Borrower or its Subsidiaries, and (c) all forms of obligations whatsoever owing to Borrower or its Subsidiaries together with all instruments and all documents of title representing any of the foregoing and all right, title, and interest in, and all securities and guaranties with respect to, each Receivable.
     “Required Lenders” means at any time (a) two (2) or more Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the then aggregate unpaid principal amount of the Advances, or (b) if no such principal amount is then outstanding, two (2) or more Lenders having at least sixty-six and two-thirds percent (66 2/3%) of the Total Revolving Credit Commitment.
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     “Revolving Credit Commitment” means, with respect to any Lender, the Revolving Credit Commitment of such Lender as set forth in Schedule 2.1 annexed hereto, as the same may be terminated or reduced from time to time in accordance with the provisions of this Agreement.
     “Revolving Credit Loan” is defined in the recitals hereof.
     “Revolving Credit Notes” means those certain Revolving Credit Promissory Notes dated as of the date hereof in the form of Exhibit A attached hereto, executed by Borrower, as maker, and payable to the order of Lenders, as payee, in the aggregate original principal amount of $75,000,000.00, together with any renewals, extensions, or modifications thereof.”
     “Sheldon” means H. A. Sheldon Canada, Ltd.
     “Standby Letter of Credit” means a standby letter of credit as that term is commonly referred to within the banking industry.
     “Subordinated Debt” has the meaning given such term in Section 10.3 hereof.
     “Subsidiary” means any corporation or other business entity owned or controlled directly or indirectly, by Borrower, any Subsidiary, or any combination thereof. For this purpose, “ownership” means 50% or more of the equity interest in such corporation or other business entity.
     “Subsidiary Guaranty” means the Amended and Restated Subsidiary Guaranty in the form of Exhibit E attached hereto to be executed by each Guarantor whereby each of the Guarantors guarantees on a joint and several basis the Obligations of Borrower to Lender under this Agreement and the Notes.
     “Swingline Advance” means any Advance made to Borrower pursuant to Section 3.1 of this Agreement.
     “Swingline Lender” means the Trade Bank.
     “Swingline Note” means any Swingline Note of the Borrower, executed and delivered as provided in Section 3.1 hereof, in substantially the form of Exhibit F hereto, as amended, modified or supplemented from time to time.
     “Tangible Net Worth” means, with respect to any Person at any date of determination, the sum of (a) the total amount of capital stock, including preferred stock, of such Person, plus (b) the paid-in-capital of such Person, plus (c) the retained earnings of such Person, minus (d) the treasury stock of such Person, minus (e) any Intangible Assets of such Person, and minus (f) any obligations due from stockholders, employees or Affiliates.
     “Taxes” has the meaning set forth in Section 2.18.
     “Termination Date” means the earliest of (a) June 30, 2009, (b) the date that the Lenders’ commitment to fund Advances hereunder is terminated pursuant to Section 11.2, or (c)
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the date that the Lenders’ commitment to fund Advances hereunder is reduced to zero pursuant to Section 2.1.
     “Total Funded Indebtedness” means, as of any date, the sum of the following (without duplication): (i) all Indebtedness of Borrower as of such date, other than consolidated Current Liabilities, plus (ii) all Indebtedness which would be classified as “funded indebtedness” or “long-term indebtedness” on a consolidated balance sheet of Borrower prepared as of such date in accordance with GAAP, plus (iii) all Indebtedness, whether secured or unsecured, of Borrower having a final maturity or which is renewable or extendible at the option of the Obligor for a period ending more than one year after the date of creation thereof, notwithstanding the fact that payments made by the Obligor less than one year after the date of creation thereof and notwithstanding the fact that any amount thereof is at the time included also in consolidated Current Liabilities of such Obligor, plus (iv) all Indebtedness of Borrower outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding the fact that any such Indebtedness is created within one year of the expiration of such agreement, plus (v) all Obligations arising under this Agreement, minus (vi) Indebtedness or obligations to a Bank under letters of credit.
     “Total Revolving Credit Commitment” means the sum of the Lenders’ Revolving Credit Commitments, as the same may be terminated or reduced from time to time in accordance with the provisions of this Agreement. As of the date of this Agreement, the Total Revolving Credit Commitment is $75,000,000.00.
     “Unused Commitment” means, as of any date, (a) the Total Revolving Credit Commitment, minus (b)(i) outstanding Advances under the Revolving Credit Commitment (but not outstanding Swingline Advances), (ii) Letter of Credit Obligations, and (iii) the Acceptance Exposure.
          1.2 Accounting Terms. As used in this Agreement, in the Notes, and in any certificate, report, or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have, as of any date, the respective meanings given to them under GAAP and all references to balance sheets or other financial statements means such statements, prepared in accordance with GAAP as of such date.
          1.3 Rules of Construction. When used in this Agreement: (a) “or” is not exclusive; (b) a reference to a law includes any amendment or modification to such law; (c) a reference to a Person includes its permitted successors and permitted assigns; (d) except as provided otherwise, all references to the singular shall include the plural, and vice versa; (e) except as provided in this Agreement, a reference to an agreement, instrument, or document shall include such agreement, instrument, or document as the same may be amended, modified, or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents; (f) all references to Sections, Schedules, or Exhibits shall be to Sections, Schedules, or Exhibits of this Agreement, unless otherwise indicated; (g) all Exhibits to this Agreement shall be incorporated into this Agreement; (h) the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation”; and (i) except as otherwise
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provided herein, in the computation of time from a specified date to a later specified date, the word “from” means “from and including” and words “to” and “until” each mean “to but excluding.”
SECTION 2
THE REVOLVING CREDIT LOAN
          2.1 Revolving Credit Commitments and Total Revolving Credit Commitment. Subject to the terms and conditions of this Agreement, each Lender agrees to extend to the Borrower from the date hereof through the Termination Date, a revolving line of credit which shall not exceed the Total Revolving Credit Commitment less (a) outstanding Advances (including Swingline Advances), (b) Letter of Credit Obligations, and (c) the Acceptance Exposure. Within the limits of this Section 2.1, during such period, Borrower may borrow, repay, and reborrow under the Total Revolving Credit Commitment in accordance with this Agreement. Borrower shall have the right, upon three (3) Business Days’ prior written notice to the Agent, to permanently reduce the unutilized portion of the Total Revolving Credit Commitment ratably among the Lenders; provided that any partial reduction shall be in the minimum amount of $2,000,000.00 or a greater integral multiple thereof; and further provided that the Total Revolving Credit Commitment shall not at any time be reduced to an amount less than the sum of the Borrowings, Letter of Credit Obligations, and the Acceptance Exposure then outstanding.
          2.2 Revolving Credit Loans.
      (a) Amounts of Advances. Each Advance which is an Alternate Base Borrowing shall be in an amount of $500,000.00 or a greater integral multiple of $100,000.00, and each Advance which is a Eurodollar Borrowing shall be in an amount of $1,000,000.00 or a greater integral multiple of $500,000.00. Subject to the terms and conditions in this Agreement, but not later than 10:00 a.m., San Francisco, California time, on the date specified, the Agent shall make available to Borrower, at Agent’s offices in San Francisco, California, the amount of a requested Advance under the Total Revolving Credit Commitment in immediately available funds.
      (b) Loans shall be made ratably by the Lenders in accordance with their respective Revolving Credit Commitments set forth opposite their names on Schedule 2.1 hereto; provided, however, that the failure of any Lender to make any Advance shall not in itself relieve any other Lender of its obligation to lend hereunder. All Advances shall be made by the Lenders against delivery to each Lender of one (1) Revolving Credit Note, payable to the order of such Lender, as referred to in Section 2.5 hereof.
      (c) Each Borrowing shall be either an Alternate Base Borrowing or a Eurodollar Borrowing as the Borrower may request in accordance with the provisions of this Agreement. Each Lender may fulfill its obligations under this Agreement by causing its Applicable Lending Office to make such Borrowing.
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      (d) Each Lender shall make its Advance on the proposed dates thereof by paying the amount required to the Agent at its principal office in Dallas, Texas in immediately available funds not later than 10:00 a.m., San Francisco, California time, and the Agent shall promptly credit the amounts so received to the general deposit account of the Borrower with the Agent in immediately available funds or, if Borrowings are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders.
          2.3 Notice of Borrowing. Borrower may request an Advance under the Total Revolving Credit Commitment by submitting to the Agent a Notice of Borrowing, which is irrevocable and binding on the Borrower. Each Notice of Borrowing must be received by the Agent no later than 10 a.m. (San Francisco, California time) on the third (3rd) Business Day before the date on which funds are requested (the “Advance Date”) for any Advance that will be a Eurodollar Borrowing or no later than 10 a.m. (San Francisco, California time) on the Business Day before the Advance Date for any Advance that will be an Alternate Base Borrowing.
          2.4 Commitment Fees.
      (a) Commitment Fee. Borrower agrees to pay to each Lender a commitment fee (the “Commitment Fee”) on the daily Unused Commitment. The Commitment Fee shall be payable quarterly in arrears on the first day of January, April, July and October during the term hereof, commencing on the first day of October, 2006, and continuing regularly thereafter so long as the Revolving Credit Commitments are in effect, and on the Termination Date. The Commitment Fee payable to each Lender shall be in an amount equal to such Lender’s pro rata share of: (i) the average daily Unused Commitment applicable to the Total Revolving Credit Commitment during such quarter (or shorter period commencing on the Closing Date or ending with the Termination Date), multiplied by (ii) the Applicable Commitment Fee Percentage then in effect.
      (b) Generally. Borrower acknowledges that the Commitment Fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.
          2.5 Revolving Credit Note and Note Payments.
      (a) Revolving Credit Note. The Advances made under Section 2.1 by each Lender shall be evidenced by the Revolving Credit Notes in substantially the form of Exhibit A hereto, each of which shall be (i) executed by the Borrower, (ii) dated the date hereof, (iii) in a principal amount equal to such respective Lender’s Revolving Credit Commitment, and (iv) payable to the order of such Lender.
      (b) Payments.
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      (i) Interest Payments. Accrued interest on each Eurodollar Borrowing and on each Alternate Base Borrowing under the Revolving Credit Loan shall be due and payable on the first day of each month commencing on the first day of September, 2006, with a final scheduled interest payment on all such Borrowings on the Termination Date.
      (ii) Principal Payments. The unpaid Principal Debt shall be due and payable on the Termination Date.
      (iii) Optional Prepayments. The Borrower shall have the right, from time to time, to prepay the unpaid Principal Debt, in whole or in part, without premium or penalty (except for any Funding Loss), upon the payment of accrued interest on the amount prepaid to and including the date of payment; provided, however, that partial prepayments of the Principal Debt shall be in an amount equal to at least $100,000.00 or a greater integral multiple of (or, if less, the unpaid Principal Debt), and provided further that the Agent receive notice of any prepayment of an Alternate Base Borrowing at least one (1) Business Day before the date of such prepayment and that the Agent receive notice of any prepayment of a Eurodollar Borrowing at least three (3) Business Days before the date of such prepayment.
          2.6 Mandatory Prepayments.
      (a) Within ten (10) days after the Borrower’s receipt thereof, the Borrower shall prepay a portion of the Principal Debt equal to one hundred percent (100%) of the net cash proceeds from any Asset Sale; provided, however, that the Borrower shall have no obligation to make any such prepayment pursuant to this Section 2.6(a) until the Borrower has received, with respect to any Fiscal Year, aggregate net cash proceeds from Asset Sales in excess of one million dollars ($1,000,000) (the “Asset Sale Limit”). With respect to any particular Asset Sale which causes the Borrower to exceed the Asset Sale Limit, the Borrower shall prepay to the Lenders only the amount equal to (i) the net aggregate amount of net cash proceeds received from all Asset Sales for the Fiscal Year in question after giving effect to such Asset Sale minus (ii) the Asset Sale Limit.
      (b) Within ten (10) days after the Borrower’s receipt of cash proceeds from the issuance by the Borrower or any of its Subsidiaries of Subordinated Debt or any of the Borrower’s or any such Subsidiary’s equity securities (and regardless of whether such equity securities are issued in a public or private sale), the Borrower shall prepay a portion of the Principal Debt equal to one hundred percent (100%) of the net cash proceeds from such Subordinated Debt or any such sale of equity securities.
          2.7 Manner and Application of Payments.
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      (a) All payments and prepayments by the Borrower on account of principal, interest, and fees hereunder shall be made in immediately available funds without set-off, deduction or counterclaim. All such payments shall be made to the Agent at its principal office in San Francisco, California, not later than 10 a.m., San Francisco, California time, on the date due and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. If any payment is scheduled to become due and payable on a day which is not a Business Day, then such payment shall instead become due and payable on the immediately following Business Day and interest on the principal portion of such payment shall be payable at the then applicable rate during such extension. All payments made on the Revolving Credit Loan shall be applied first to unpaid fees and expenses, then to accrued interest and then to principal.
      (b) All principal, interest and any fees and expenses due to the Agent and the Lenders by Borrower under this Agreement, the Notes, or any Note, may, at the sole discretion of the Agent, be paid by the Agent having WFB debit any of Borrower’s accounts with WFB and forwarding such amount debited to the Agent and/or the Lenders, without presentment, protest, demand for reimbursement or payment, notice of dishonor or any other notice whatsoever, all of which are hereby expressly waived by Borrower. Such debit may be made at the time principal, interest or any fees and expenses is due to the Agent and/or the Lenders pursuant to this Agreement, the Notes, or any collateral document or any Note.
          2.8 Interest Options. Except where specifically otherwise provided, Borrowings under the Revolving Credit Loan shall bear interest at an annual rate equal to the lesser of either (a) the sum of (i) the Alternate Base Rate, or (ii) the Adjusted Eurodollar Rate (in each case as designated by the Borrower in the Notice of Borrowing or deemed designated by Borrower), as the case may be, plus (iii) the Applicable Margin, or (b) the Maximum Rate. Each change in the Alternate Base Rate and the Maximum Rate is effective, without notice to the Borrower or any other Person, upon the effective date of change.
          2.9 Quotation of Rates. A responsible officer of the Borrower may call the Agent before delivering a Notice of Borrowing to receive an indication of the interest rates then in effect, but the indicated rates do not bind the Agent or the Lenders or affect the interest rate that is actually in effect when the Borrower delivers its Notice of Borrowing.
          2.10 Default Rate. If an Event of Default has occurred and is continuing, all Borrowings hereunder shall bear interest on each day outstanding at the lesser of (a) the Contract Rate plus three percent (3.0%), or (b) the Maximum Rate, or if there is no Maximum Rate in effect, then at the Contract Rate plus three percent (3.0%) per annum.
          2.11 Interest Recapture. If the Contract Rate applicable to any Borrowing exceeds the Maximum Rate, then the interest rate on that Borrowing is limited to the Maximum Rate, but any subsequent reductions in the Contract Rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if Contract Rate had always been in effect. If at the due date (stated or
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by acceleration) the total interest paid or accrued is less than the interest that would have accrued if the Contract Rate had always been in effect, then, at that time and to the extent permitted by law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the Contract Rate had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Borrowings.
          2.12 Interest Calculations.
      (a) Interest on all Borrowings will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Lender are conclusive and binding absent manifest error.
      (b) The provisions of this Agreement relating to calculation of the Alternate Base Rate and the Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under the Agreement that are based upon those rates. The Agent may fund and maintain its funding of all or any part of each Borrowing as it selects.
          2.13 Selection of Interest Option. On making a Notice of Borrowing under Section 2.3, the Borrower shall advise the Agent as to whether the Advance shall be (a) a Eurodollar Borrowing, in which case the Borrower shall specify the applicable Interest Period therefor or (b) an Alternate Base Borrowing. Notwithstanding anything to the contrary contained herein, no more than seven (7) Interest Periods shall be in effect at any one time with respect to Eurodollar Borrowings.
          2.14 Rollovers and Conversions. Subject to the dollar limits of Section 2.2, the Borrower may (a) convert a Eurodollar Borrowing under the Revolving Credit Loan on the last day of the applicable Interest Period to an Alternate Base Borrowing, (b) convert an Alternate Base Borrowing under the Revolving Credit Loan at any time to a Eurodollar Borrowing (subject to the Interest Period limitations contained in Section 2.13), and (c) elect a new Interest Period for a Eurodollar Borrowing, by giving a Notice of Borrowing to the Agent no later than 10 a.m. San Francisco, California time on the third (3rd) Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a Eurodollar Borrowing or election of a new Interest Period), and no later than 10 a.m. San Francisco, California time one (1) Business Day before the last day of the Interest Period (for conversion to an Alternate Base Borrowing). Absent the Borrower’s Notice of Borrowing, a Eurodollar Borrowing shall be deemed converted to an Alternate Base Borrowing effective when the applicable Interest Period expires. During the existence and continuation of an Event of Default hereunder, the Borrower may not make an election to convert an Alternate Base Borrowing to a Eurodollar Borrowing, or continue a Eurodollar Borrowing as such by electing a new Interest Period.
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          2.15 Booking Borrowings. To the extent permitted by law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under Section 2.16 than such Lender would have been entitled to receive with respect to those Borrowings. Each Lender agrees that it will use its reasonable efforts (consistent with its internal policies and applicable law) to make, carry, maintain, or transfer its Borrowings with its Affiliates or branch offices in an effort to eliminate or reduce to the extent possible the aggregate amounts due to it under Sections 2.16 if, in its reasonable judgment, such efforts will not be disadvantageous to it.
          2.16 Special Provisions for Eurodollar Borrowings.
      (a) Basis Unavailable or Inadequacy of Eurodollar Loan Pricing. If with respect to an Interest Period for any Eurodollar Borrowing, (a) any Lender determines that, by reason of circumstances affecting the interbank Eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to or by such Lender in the interbank Eurodollar market for such Interest Period, or (b) any Lender determines that the Eurodollar Rate as determined by such Lender will not adequately and fairly reflect the cost to such Lender of maintaining or funding the Eurodollar Borrowing for such Interest Period, then the Agent shall forthwith give notice thereof to Borrower, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligation of the Lenders to make Eurodollar Borrowings shall be suspended and (ii) the Borrower shall either (A) repay in full the then-outstanding principal amount of the Eurodollar Borrowings, together with accrued interest thereon by the last day of the then current Interest Period applicable to such Eurodollar Borrowings, or (B) convert such Eurodollar Borrowings to Alternate Base Borrowings on the last day of the then current Interest Period applicable to each such Eurodollar Borrowing.
      (b) Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency, shall make it unlawful or impossible for such Lender to make, maintain or fund Eurodollar Borrowings, then the Agent shall so notify the Borrower. Before giving any notice pursuant to this Section, such Lender shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to such Lender (as determined in good faith by such Lender). Upon receipt of such notice, the Borrower shall either (i) repay in full the then outstanding principal amount of all Eurodollar Borrowings, together with accrued interest thereon, or (ii) convert each Eurodollar Borrowing to an Alternate Base Borrowing, on either (A) the last day of the then-current Interest Period applicable to such Eurodollar Borrowing if such Lender may lawfully continue to maintain and fund such Eurodollar
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Borrowing to such day or (B) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Borrowing to such day, provided that the Borrower shall be liable for any Funding Loss arising pursuant to such conversion.
      (c) Increased Costs for Eurodollar Borrowings. If any Governmental Authority, central bank, or other comparable authority, shall at any time impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the Eurodollar Reserve Requirement), special deposit, or similar requirement against assets of, deposits with, or for the account of, or credit extended by any Lender, or shall impose on any Lender (or its Eurodollar Lending Office) or the interbank Eurodollar market any other condition affecting its Eurodollar Borrowings, the Note issued to such Lender, or its obligations to make Eurodollar Borrowings; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining Eurodollar Borrowings, or to reduce the amount of any sum received or receivable by such Lender under this Agreement, or under the Note issued to such Lender, by an amount deemed by such Lender to be material, then, within five (5) Business Days’ after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Such Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section. No failure by any Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of such Lender’s right to demand payment of such amounts at any subsequent time. A certificate of a Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder, together with a description in reasonable detail of the manner in which such amounts have been calculated, shall be conclusive in the absence of manifest error. If any Lender demands compensation under this Section, then the Borrower may at any time, upon at least five (5) Business Days’ prior notice to the Agent, either (i) repay in full the then outstanding principal amount of all Eurodollar Borrowings, together with accrued interest thereon, or (ii) convert such Eurodollar Borrowings to Alternate Base Borrowings in accordance with the provisions of this Agreement; provided, however, that the Borrower shall be liable for any Funding Loss arising pursuant to such actions.
      (d) Effect on Subsequent Borrowings. If notice has been given pursuant to Section 2.16(a) or Section 2.16(b) requiring that Eurodollar Borrowings to be repaid or converted, then unless and until the Agent notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all subsequent Borrowings shall be Alternate Base Borrowings. If the Agent notifies the Borrower that the circumstances giving rise to such repayment no longer apply, then the Borrower may thereafter select Borrowings to be Eurodollar Borrowings in accordance with Section 2.13 and Section 2.14.
A&R Credit Agreement — Tandy Brands

      (e) Funding Losses. Borrower shall indemnify the Agent and the Lenders against any loss or reasonable expense (such loss or expense is referred to herein as a “Funding Loss” such term including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or redeploying deposits from third parties acquired to effect or maintain such Borrowing or any part thereof as a Eurodollar Borrowing) which Lender may sustain or incur as a consequence of (i) any failure by Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Section 7, (ii) any failure by Borrower to borrow hereunder or to convert Borrowings hereunder after a Notice of Borrowing has been given, (iii) any payment, prepayment, or conversion of a Eurodollar Borrowing required or permitted by any other provisions of this Agreement, including, without limitation, payments made due to the acceleration of the maturity of the Borrowings pursuant to Section 11.2, or otherwise made on a date other than the last day of the applicable Interest Period, (iv) any default in the payment or prepayment of the principal amount of any Borrowing or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of an Event of Default. The term “Funding Loss” includes, without limitation, an amount equal to the excess, if any, as determined by such Lender of (A) its cost of obtaining the funds for the Borrowing being paid, prepaid or converted or not borrowed or converted (based on the Adjusted Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow or convert to the last day of the Interest Period for such Borrowing (or, in the case of a failure to borrow or convert, the Interest Period for the Borrowing which would have commenced on the date of such failure to borrow or convert) over (B) the amount of interest (as estimated by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed or converted for such period or Interest Period, as the case may be. A certificate of Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16(e), together with a description in reasonable detail of the manner in which such amounts have been calculated, shall be delivered to Borrower and shall be conclusive, absent manifest error. Borrower shall pay to such Lender the amount shown as due on any certificate within five (5) Business Days after its receipt of the same. Notwithstanding the foregoing, in no event shall Lender be permitted to receive any compensation hereunder constituting interest in excess of the Maximum Rate. Without prejudice to the survival of any other obligations of Borrower hereunder, the obligations of Borrower under this Section 2.16(e) shall survive the termination of this Agreement and/or the payment of the Notes.
          2.17 Capital Adequacy. If, after the date hereof, the Agent or any Lender shall have determined that either (a) the adoption of any applicable law, rule, regulation, or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with, the interpretation or administration thereof, or (b) compliance by the Agent or such Lender (or any lending office of such Lender) with any request or directive regarding capital
A&R Credit Agreement — Tandy Brands

adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital as a consequence of its or Borrower’s obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by Lender, Borrower shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Such Lender or the Agent will promptly notify Borrower of any event of which it has actual knowledge, occurring after the date thereof, which will entitle such Lender to compensation pursuant to this Section 2.17. A certificate of such Lender claiming compensation under this Section 2.17 and setting forth the additional amount or amounts to be paid to it hereunder, together with the description of the manner in which such amounts have been calculated, shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.
          2.18 Taxes.
      (a) Any and all payments by Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or fixture taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto (hereinafter referred to as “Taxes”, excluding taxes imposed on any Lender’s income, and franchise taxes imposed on any Lender, by the jurisdiction under the laws of which any Lender is organized or is or should be qualified to do business or any political subdivision thereof and, taxes imposed on any Lender’s income, and franchise taxes imposed on any Lender by the jurisdiction of such Lender’s lending office or any political subdivision thereof.) If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes to any Lender, then (i) the sum payable to such Lender shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18), such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted by the relevant taxation authority or other authority in accordance with applicable law
      (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as “Other Taxes”).
      (c) The Borrower will indemnify the Agent and any Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section
A&R Credit Agreement — Tandy Brands

2.18) paid by the Agent or any such Lender or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within five (5) Business Days from the date the Agent or any such Lender makes written demand therefor.
      (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.18 shall survive the payment in full of principal and interest hereunder and under the other Loan Documents.
     2.19 Increases in Total Revolving Credit Commitment. The Borrower may request increases in the Total Revolving Credit Commitment as follows:
      (a) Provided there exists no Event of Default and subject to the conditions set forth under clause (e) below, upon thirty (30) Business Days notice to the Agent (which shall promptly notify the Lenders), the Borrower may, from time to time, request increases in the Total Revolving Credit Commitment in an amount not to exceed $25,000,000 in the aggregate; provided, that each increase of the Total Revolving Credit Commitment shall be in a minimum amount of $5,000,000, or integral multiples of $1,000,000 in excess thereof. At the time of sending such notice, the Borrower (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).
      (b) Each Lender shall notify the Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its percentage share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.
      (c) The Agent shall notify the Borrower and each Lender of the Lenders’ responses to the request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Agent (which approval shall not be unreasonably withheld), the Borrower may also invite additional lenders to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Agent and its counsel.
      (d) If the Total Revolving Credit Commitment is increased in accordance with this subsection, the Agent and the Borrower shall determine the effective date (such date, the “Increase Effective Date”) and the final allocation of such increase. The Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase in the Total Revolving Credit Commitment and the Increase Effective Date.
A&R Credit Agreement — Tandy Brands

      (e) As conditions precedent to such increase, (i) the Borrower shall deliver to the Agent a certificate dated as of the Increase Effective Date signed by an Officer of the Borrower (y) certifying that each of the conditions set forth in Section 7.2 (a), (b), and (d) have been satisfied by the Borrower, and (z) certifying and attaching the resolutions adopted by the Borrower and (ii) the Borrower shall have paid all fees and expenses due and owing to the Agent and the Lenders. To the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised percentage shares of the Lenders arising from any non-ratable increase in the Total Revolving Credit Commitment under this subsection, the Borrower shall prepay Revolving Credit Loans outstanding on the Increase Effective Date and/or Lenders shall make assignments pursuant to arrangements satisfactory to the Agent.
SECTION 3
SWINGLINE ADVANCES
     3.1 Swingline Advances. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make, from time to time, Swingline Advances to the Borrower from the Closing Date to the Termination Date, in an aggregate principal amount at any time outstanding not to exceed ten million dollars ($10,000,000). In addition to the other terms and conditions of this Agreement, such Swingline Advances shall be subject to the following conditions: (i) At any time when the Swingline Lender has made Swingline Advances to the Borrower, such outstanding Swingline Advances shall be included in calculating the amounts outstanding under the Swingline Lender’s Revolving Credit Commitment; (ii) the obligation of the Borrower to repay the Swingline Advances shall be evidenced by a Swingline Note prepared by the Borrower, duly executed on behalf of the Borrower, dated even date herewith, substantially in the form of Exhibit F hereto, delivered by the Borrower and payable to the Swingline Lender in a principal amount equal of $10,000,000; (iii) subject to the provisions of Section 13.8 hereof, each Swingline Advance shall bear interest at a rate per annum equal to the Alternate Base Rate then in effect, which interest shall be payable on the first day of each month a Swingline Advance is outstanding; (iv) Swingline Advances shall be considered Alternate Base Borrowings for purposes of Section 2.2(a) hereof; (v) the Borrower shall request a Swingline Advance by submitting a Notice of Borrowing, which is irrevocable and binding on the Borrower, and which must be received by the Swingline Lender no later than 10:00 a.m. (San Francisco, California time) on the Business Day on which funds are requested; (vi) any Swingline Advances made to the Borrower must be repaid in full to the Swingline Lender within ten (10) Business Days after the date such Swingline Advance is made; (vii) Swingline Advances shall not be made if such Swingline Advances would cause the unpaid amount of the Advances, including all Swingline Advances outstanding, together with Letter of Credit Obligations and the Acceptance Exposure, to exceed the Total Revolving Credit Commitment; and (viii) any payments made by the Borrower to the Agent during a period when a Swingline Advance is outstanding shall be applied first to the unpaid interest on such Swingline Advance, secondly to the unpaid principal of such Swingline Advance, and thereafter in accordance with the terms of this Agreement. Swingline Advances shall reduce the available amount of the Total Revolving Credit Commitment, as provided in Section 2.1, but shall not be taken into account as an Advance in calculating the Unused Commitment for purposes of assessing the Commitment Fee under Section 2.4.
A&R Credit Agreement — Tandy Brands

SECTION 4
LETTERS OF CREDIT
     4.1 Letters of Credit.
      (a) Subject to and upon the terms and conditions herein set forth, the Issuing Bank agrees that it will at any time and from time to time on or after the Closing Date and prior to the Termination Date, following its receipt of a Letter of Credit Request and Application for Letter of Credit, issue for the account of the Borrower and in support of the obligations of the Borrower or any of its Subsidiaries, one or more Commercial Letters of Credit and Standby Letters of Credit (collectively, the “Letters of Credit”), up to a maximum amount outstanding at any one time for all Letters of Credit of $20,000,000, provided that the Issuing Bank shall not issue any Letter of Credit if at the time of such issuance: (i) Letter of Credit Obligations (including such Letter of Credit) shall be greater than an amount which, when added to all Advances then outstanding and the Acceptance Exposure, would exceed the Total Revolving Credit Commitment or (ii) the expiry date or, in the case of any Letter of Credit containing an expiration date that is extendible at the option of the Issuing Bank, the initial expiry date, of such Letter of Credit is a date that is later than the Termination Date. In addition to the restrictions described above, the following shall apply:
      (i) For each Commercial Letter of Credit issued on behalf of the Borrower:
         (A) the expiry date shall not be longer than one hundred eighty (180) days from the date of issuance;
         (B) at the time of issuance, the Borrower shall pay to the Agent for the benefit of the Lenders an issuance fee equal to the greater of (x) 0.125% of the amount of the Commercial Letter of Credit issued, or (y) $150; and
         (C) within ten (10) days of issuance, the Borrower shall pay to the Issuing Bank, such other fronting, amendment, transfer, negotiation and other fees as determined in accordance with the Issuing Bank’s then current fee policy regarding Commercial Letters of Credit;
      (ii) For each Standby Letter of Credit issued on behalf of the Borrower:
         (D) the expiry date shall not be longer than one (1) year from the date of issuance;
         (E) the Borrower shall pay to the Agent for the benefit of the Lenders a quarterly letter of credit fee equal to (x) the average daily undrawn amount of such Standby Letter of Credit during such quarter (or shorter period commencing on the Closing Date or ending with the Termination Date), multiplied by (y) the
A&R Credit Agreement — Tandy Brands

Applicable Margin per annum for Eurodollar Borrowings, which fees shall be payable quarterly in arrears on the first day of January, April, July and October during the term hereof, commencing on the Closing Date, and continuing regularly thereafter so long as the Revolving Credit Commitments are in effect, and on the Termination Date; and
         (F) within ten (10) days of issuance, the Borrower shall pay to the Issuing Bank such other fronting, amendment, transfer, negotiation and other fees as determined in accordance with the Issuing Bank’s then current fee policy regarding Standby Letters of Credit;
     (b) The Issuing Bank shall neither renew or extend nor permit the renewal or extension of any Letter of Credit if any of the conditions precedent to such renewal set forth in Section 7.2 are not satisfied or waived or, after giving effect to such renewal, the expiry date of such Letter of Credit would be a date that is later than the Termination Date.
     4.2 Letter of Credit Requests.
      (a) Whenever the Borrower desires that a Letter of Credit be issued for its account or that the existing expiration date shall be extended, it shall give the Issuing Bank (and the Issuing Bank shall send copies to the Agent and each other Lender) (i) in the case of a Letter of Credit to be issued, at least three (3) Business Days’ prior written request therefor and (ii) in the case of the extension of the existing expiry date of any Letter of Credit, at least three (3) Business Days prior to the date on which the Issuing Bank must notify the beneficiary thereof that the Issuing Bank does not intend to extend such existing expiry date. Each such request shall be executed by the Borrower and shall be in the form of Exhibit G attached hereto (each a “Letter of Credit Request”) and shall be accompanied by an Application for Letter of Credit therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank or the Agent may reasonably request. Each Letter of Credit shall be denominated in U.S. dollars, shall expire no later than the date specified in Section 4.1, shall not be in an amount greater than is permitted under Section 4.1(a) and shall be in such form as may be reasonably approved from time to time by the Issuing Bank and the Borrower.
      (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, this Agreement. Unless the Issuing Bank has determined that or has received notice from any Lender before it issues the respective Letter of Credit or extends the existing expiry date of a Letter of Credit that one or more of the conditions specified in Section 7 are not then satisfied, or that the issuance of such Letter of Credit would violate this Agreement, then the Issuing Bank shall issue the
A&R Credit Agreement — Tandy Brands

requested Letter of Credit for the account of the Borrower in accordance with the Issuing Bank’s usual and customary practices. Upon its issuance of any Letter of Credit or the extension of the existing expiry date of any Letter of Credit, as the case may be, the Issuing Bank shall promptly notify the Borrower and the Agent and the Agent shall notify each Lender of such issuance or extension, which notices shall be accompanied by a copy of the Letter of Credit actually issued or a copy of any amendment extending the existing expiry date of any Letter of Credit, as the case may be.
     4.3 Letter of Credit Participations.
      (a) All Letters of Credit issued subsequent hereto shall be deemed to have been sold and transferred by the Issuing Bank to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, (to the extent of such Lender’s percentage participation in the Revolving Credit Commitments) in each such Letter of Credit (including extensions of the expiry date thereof), each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement and the other Loan Documents with respect thereto, and any security therefor or guaranty pertaining thereto.
      (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.
      (c) In the event that the Issuing Bank makes any payment under any Letter of Credit, the same shall be considered an Alternate Base Borrowing without further action by any Person. The Issuing Bank shall promptly notify the Agent, which shall promptly notify each Lender and the Borrower thereof. Each Lender shall immediately pay to the Agent for the account of the Issuing Bank the amount of such Lender’s percentage participation of such Advance. If any Lender shall not have so made its percentage participation available to the Agent, such Lender agrees to pay interest thereon, for each day from such date until the date such amount is paid at the lesser of (i) the Federal Funds Effective Rate and (ii) the Maximum Rate.
      (d) The Issuing Bank shall not be liable for, and the obligations of the Borrower and the Lenders to make payments to the Agent for the account of the Issuing Bank with respect to Letters of Credit shall not be subject to, any qualification or exception whatsoever, including any of the following circumstances:
      (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;
A&R Credit Agreement — Tandy Brands

      (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit, the Agent, any Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);
      (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
      (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or
      (v) the occurrence of any Event of Default.
      (e) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Bank’s gross negligence or willful misconduct. It is the express intention of the parties hereto that such Issuing Bank, its officers, directors, employees and agents (other than with respect to any claims by the Issuing Bank against any such officer, director, employee or agent thereof) shall be indemnified and held harmless from, subject to the same type of protections set forth in Section 9.12, any action taken or omitted by such Person under or in connection with any Letter of Credit or any related draft or document arising out of or resulting from such Person’s sole or contributory negligence, but not from the gross negligence or willful misconduct of such Person. The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank) and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of Texas, shall not result in any liability of the Issuing Bank to the Borrower.
     4.4 Increased Costs.
      (a) Notwithstanding any other provision herein, but subject to Section 13.8, if any Lender (including for purposes of this Section 4.4 the Issuing Bank) shall have determined in good faith that any change after the Closing Date of any
A&R Credit Agreement — Tandy Brands

law, rule, regulation or guideline or the application or effectiveness of any applicable law or regulation or any change after the Closing Date in the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) with any applicable guideline or request from any central bank or governmental authority (whether or not having the force of law) issued after the Closing Date either (i) shall impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued, or participated in, by any Lender or (ii) shall impose on any Lender any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Lender of issuing, maintaining or participating in any Letter of Credit, or reduce the amount received or receivable by any Lender hereunder with respect to Letters of Credit, by an amount deemed by such Lender to be material, then, from time to time, the Borrower shall pay to the Agent for the account of such Lender such additional amount or amounts as will reasonably compensate such Lender for such increased cost or reduction by such Lender.
      (b) Each Lender will notify the Borrower through the Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to subsection (a) above, as promptly as practicable. A certificate of such Lender (i) stating that the compensation sought to be recovered pursuant to this Section 4.4 is generally being charged to other similarly situated customers and (ii) setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Lender as specified in subsection (a) above may be delivered to the Borrower (with a copy to the Agent) and shall be conclusive absent manifest error. The Borrower shall pay to the Agent for the account of such Lender the amount shown as due on any such certificate upon demand; provided that with respect to events occurring prior to any notice given under this Section 4.4(b), such Lender shall only be entitled to recover compensation for such events occurring over a period of 120 days.
      (c) Except as expressly provided in Section 4.4(b), failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Letter of Credit shall not constitute a waiver of such Lender’s rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Letter of Credit.
     4.5 Conflict Between Applications and Agreement. To the extent that any provision of any application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.
SECTION 5
BANKERS ACCEPTANCES
     5.1 Bankers Acceptances.
A&R Credit Agreement — Tandy Brands

      (a) The Accepting Banks agree, on the terms and conditions of this Agreement, to accept and, immediately thereafter, purchase Bankers Acceptances from the Borrower from and after the Closing Date in an aggregate amount at any one time outstanding up to, but not exceeding $20,000,000; provided, that the sum of: (i) the Acceptance Exposure at any one time outstanding, (ii) the outstanding Advances (including Swingline Advances), and (iii) the Letter of Credit Obligations at such time shall not exceed the Total Revolving Credit Commitment.
      (b) The purchase price of each Bankers Acceptance presented to the Accepting Bank for acceptance and purchase will be the face amount of the Bankers Acceptance less (i) a discount calculated at the Discount Rate, less (ii) an acceptance commission equal to the Applicable Margin for Eurodollar Borrowings prevailing at the time the Request for Acceptance and Purchase is received by the Agent minus 0.125%, less (iii) an administrative fee equal to 0.05% of the face amount of the Bankers Acceptance.
      (c) To be eligible for acceptance and purchase hereunder, a Bankers’ Acceptance must meet the following requirements:
      (i) the face amount must be at least $1,000,000 and may not exceed $5,000,000;
      (ii) The maturity must be 30, 60, 90 or 180 days, and such maturity may not exceed the Termination Date; and
      (iii) Any additional requirement reasonably imposed by the Accepting Bank and notified to the Borrower.
     5.2 Procedures for Purchase of Bankers Acceptances. In order to request acceptance and purchase of a Bankers Acceptance, the Borrower shall give the Accepting Bank a Request for Acceptance and Purchase (“Request”) not later than 10 a.m. (San Francisco, California time) one (1) Business Day prior thereto of each request, which Request shall specify (i) the aggregate amount of Bankers Acceptances to be accepted and purchased by the Accepting Bank, (ii) the maturity of the Bankers Acceptance, and (iii) the proposed Acceptance Date. Promptly following the receipt of such Request the Accepting Banks will notify the Borrower of the Discount Rate for the specified Acceptance Date. The Accepting Banks may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers Acceptances purchased by it.
     5.3 Replacement/Renewal/Conversion of Bankers Acceptances. Subject to the terms of this Agreement, the Borrower may elect to cause a replacement Bankers Acceptance to be issued, accepted and purchased to replace all or any part of any Bankers Acceptance at the maturity thereof by giving a notice of such election to be received by the Accepting Banks not later than 10 a.m. San Francisco, California time one (1) Business Day prior thereto, specifying the amount of such new Bankers Acceptance and the maturity date thereof. In the absence of such a timely and proper election for renewal, if the Borrower does not make payment to the
A&R Credit Agreement — Tandy Brands

Accepting Banks on maturity as provided in Section 5.4, the Borrower shall be deemed to have elected to convert such Bankers Acceptance to an Alternate Base Borrowing. All or any part of any Bankers Acceptance may be renewed as provided herein, provided that (i) any renewal Bankers Acceptance shall meet all requirements for Bankers Acceptances hereunder, (ii) no Event of Default shall have occurred and be continuing and (iii) the Borrower shall have paid to the Accepting Banks an amount equal to the difference, if any, between the amount due on the maturing Bankers Acceptance and the face amount of the new Bankers’ Acceptance. If an Event of Default shall have occurred and be continuing, each Bankers Acceptance shall be paid by Borrower at maturity as provided in Section 5.4 and may not be renewed or converted into an Alternate Base Borrowing.
     5.4 Payment of Bankers Acceptances. Bankers Acceptances shall be payable in accordance with the following provisions:
      (a) If the Borrower elects not to renew a Bankers Acceptance on maturity as provided in Section 5.3 or to convert such Bankers Acceptance to an Alternate Base Borrowing pursuant to Section 5.4(b), the Borrower shall pay the face amount of the Bankers Acceptance to the Accepting Banks on maturity.
      (b) In the event the Borrower fails to notify the Accepting Banks in writing, not later than 10 a.m. San Francisco, California time, one (1) Business Day prior to any maturity date of a Bankers Acceptance, that the Borrower intends to pay with its own funds the amount of the Bankers Acceptances due on such maturity date, the Borrower shall be deemed, for all purposes, to have given the Accepting Banks notice to convert the amount of such Bankers Acceptances into an Alternate Base Borrowing, except that:
      (i) such maturity date shall be considered to be the borrowing date of such Alternate Base Borrowing; and
      (ii) the proceeds of such Alternate Base Borrowing shall be used to pay the amount of the Bankers Acceptance due on such maturity date.
     5.5 Acceptance Exposure. In the event of the occurrence of any Event of Default, the Accepting Banks may notify the Borrower that an amount equal to the Acceptance Exposure is deemed to be forthwith due and owing by the Borrower to the Accepting Banks as of the date of any such occurrence; and upon receipt of such notice the Borrower’s obligation to pay such amount shall be absolute and unconditional, without regard to maturity dates of the outstanding Bankers Acceptances, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against the Accepting Banks or the Lenders or any other Person for any reason whatsoever. Payments received by the Accepting Banks shall be held by the Accepting Banks as cash collateral securing the Acceptance Exposure in an account or accounts at the Accepting Banks’ principal office in San Francisco, California ; and the Borrower hereby, and by its deposit with the Accepting Banks, grants to the Accepting Banks a security interest in such cash collateral. In the event of any payments hereunder by the Borrower
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of amounts owing under any Bankers Acceptances, the Accepting Banks agree, if the Event of Default has been cured or waived or if no other amounts are then due and payable under this Agreement, the Notes or any other Loan Document, to remit to the Borrower amounts held hereunder as cash collateral.
     5.6 Miscellaneous Bankers Acceptance Provisions.
      (a) The Borrower waives presentment for payment and, except to the extent of the gross negligence or willful misconduct of the Accepting Banks, any other defense to payment of any amounts due to the Accepting Banks in respect of a Bankers Acceptance accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such Bankers Acceptance being held, at the maturity thereof, by the Accepting Banks in its own right and the Borrower agrees not to claim any days of grace if the Accepting Banks as holder sues the Borrower on the Bankers Acceptance for payment of the amount payable by the Borrower thereunder. On the specified maturity date of a Bankers Acceptance, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Borrower shall pay the Agent the full face amount of such Bankers Acceptance.
      (b) The Borrower shall pay on demand to the Accepting Banks at the face amount of any Bankers Acceptance presented to the Accepting Banks for payment and paid by the Accepting Banks that has been unlawfully issued or used or put into circulation fraudulently or without authority, and shall indemnify the Accepting Banks against any loss, cost, damage, expense or claim regardless of by whomsoever made that the Accepting Banks may suffer or incur by reason of any fraudulent, unauthorized or unlawful issue or use of any such Bankers Acceptance, other than as is caused by the gross negligence or willful act or omission of the Accepting Banks or any of its officers, employees, agents or representatives failing to use the same standard of care in the custody of such Bankers Acceptance as it uses in the custody of its own property of a similar nature.
SECTION 6
GUARANTEES
     6.1 Guarantees. Payment of the Borrower’s Obligations shall be guaranteed by each of the Guarantors pursuant to the Subsidiary Guaranty to be executed by each Guarantor and delivered to the Agent pursuant to Section 7.1.
SECTION 7
CONDITIONS PRECEDENT
     7.1 Effectiveness of Agreement. The effectiveness of this Agreement and the Agent and Lenders’ obligations hereunder are subject to the conditions precedent that:
      (a) the Agent and the Lenders shall have received duly executed copies of each of the documents listed on Exhibit C, each dated as of the date of
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the initial Advance, and each in form and substance reasonably satisfactory to the Agent;
      (b) the Agent and the Lenders shall have performed a due diligence examination reasonably satisfactory in all respects to the Agent and the Lenders;
      (c) no Material Adverse Change shall have occurred prior to the Closing Date;
      (d) Borrower shall have paid to the Agent and the Lenders (i) all fees to be received by the Agent and the Lenders pursuant to this Agreement or any other Loan Document and (ii) an amount disclosed to the Borrower prior to the Closing Date, approved by the Borrower, and equal to the estimated costs and out-of-pocket expenses of the Agent’s counsel incurred in connection with the preparation, execution, and delivery of the Loan Documents and the consummation of the transactions contemplated thereby; and
      (e) all other matters and conditions relating to the Borrower and the transactions contemplated hereby shall be reasonably satisfactory to the Agent and the Lenders.
     7.2 All Advances. The obligations of the Lenders to make any Advance, the Issuing Bank to issue any Letter of Credit or the Agent to accept and purchase Bankers Acceptances under this Agreement (including the initial Advance under the Revolving Credit Loan) shall be subject to the conditions precedent that as of the date of such Advance, Letter of Credit or acceptance of a Bankers Acceptance and after giving effect thereto:
      (a) there exists no Potential Default or Event of Default;
      (b) no Material Adverse Change has occurred since the date of the financial statements referenced in Section 8.6;
      (c) the Agent shall have received from Borrower a Notice of Borrowing or a request for the issuance of a Letter of Credit or acceptance of a Bankers Acceptance dated as of the date of such Advance, Letter of Credit or acceptance, and all of the statements contained in such Notice of Borrowing or request for the issuance of a Letter of Credit or acceptance of a Bankers Acceptance shall be true and correct; and
      (d) the representations and warranties contained in each of the Loan Documents shall be true in all material respects as though made on the date of such Advance except those representations and warranties that specifically relate to a particular date.
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SECTION 8
REPRESENTATIONS AND WARRANTIES
     To induce the Lenders to make the Advances hereunder, Borrower represents and warrants to the Agent and the Lenders that:
     8.1 Organization and Good Standing. Each of Borrower and the Guarantors is a corporation duly organized and in good standing under the laws of the state of its incorporation or organization is duly qualified as a foreign corporation or other business entity and in good standing in all states in which Borrower or the Guarantors maintain an office, has the corporate and legal power and authority to own its properties and assess and to transact the business in which it is engaged in each jurisdiction in which it operates, and is or will be qualified in those states wherein it proposes to transact business in the future.
     8.2 Authorization and Power. Each Obligor has full power and authority to execute, deliver, and perform the Loan Documents to be executed by such Person, all of which has been duly authorized by all proper and necessary corporate or legal action.
     8.3 No Conflicts or Consents. Neither the execution and delivery of the Loan Documents, nor the consummation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will contravene or materially conflict with any Legal Requirement to which any Obligor is subject, any Governmental Authorization applicable to any Obligor, any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument binding on any Obligor, or any provision of the articles of incorporation, certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, or other constituent documents of any Obligor. No consent, approval, authorization, or order of any court, Governmental Authority, stockholder, or third party is required in connection with the execution, delivery, or performance by any Obligor of any of the Loan Documents.
     8.4 Enforceable Obligations. The Loan Documents have been duly executed and delivered by each Obligor and are the legal and binding obligations of each Obligor, enforceable in accordance with their respective terms, except as limited by Debtor Laws.
     8.5 No Liens. Except for the Permitted Liens, all of the properties and assets of Borrower and the Guarantors are free and clear of all Liens and other adverse claims of any nature, and such Persons have good and marketable title to such properties and assets.
     8.6 Financial Condition. The Borrower has delivered to the Agent and the Lenders copies of the financial statements of (a) Borrower and its Subsidiaries as of March 31, 2006 which are true and correct in all material respects, fairly represent the financial condition of Obligors, as of such date, and have been prepared in all material respects in accordance with GAAP; as of the date hereof, there are no obligations, liabilities, or Indebtedness (including contingent and indirect liabilities) of any Obligor which are material and are not reflected in such financial statements; no Material Adverse Change has occurred since the date of such financial statements.
     8.7 Full Disclosure. There is no material fact known to the Borrower that the Borrower has not disclosed to the Agent and the Lenders. No certificate or statement delivered
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by any Obligor to the Agent or the Lenders in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.
     8.8 No Potential Default. No event has occurred and is continuing which constitutes a Potential Default or an Event of Default.
     8.9 Material Agreements. No Obligor is in default in any material respect under any contract or agreement to which it is a party or by which any of its properties is bound.
     8.10 No Litigation. There are no actions, suits, or legal, equitable, arbitration, or administrative proceedings pending, or to the knowledge of any Obligor threatened, against any Obligor that could, if adversely determined, reasonably be expected to have a material effect on the financial condition of such Obligor.
     8.11 Use of Proceeds; Margin Stock. The proceeds of the Advances will be used by the Borrower solely for the purposes specified in the recitals. None of such proceeds will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulations. If requested by any Lender, then Borrower will furnish to such Lender a statement in conformity with the requirements of the Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect. No part of the proceeds of the Advances will be used for any purpose which violates, or is inconsistent with, the provisions of Regulation X.
     8.12 Taxes. All material tax returns required to be filed by each Obligor in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees, and other governmental charges upon each Obligor or upon any of its or their properties, income, or franchises have been paid, except for taxes being contested in good faith by appropriate proceedings diligently projected and as to which adequate reserves have been established in accordance with GAAP. To the best of the Borrower’s knowledge, there is no proposed tax assessment against any Obligor, and all tax liabilities of each Obligor are adequately provided for. No income tax liability of any Obligor has been asserted by the Internal Revenue Service for taxes in excess of those already paid.
     8.13 Principal Office, Etc. The principal office, chief executive office, and principal place of business of the Borrower is at 690 East Lamar, Suite 200, Arlington, Texas 76011.
     8.14 Compliance with Law.
      (a) Except as disclosed on Schedule 8.14(a): (i) each of Borrower and its Subsidiaries is in compliance with its respective articles of incorporation, charter, bylaws, certificate of limited partnership, partnership agreement, and other constituent documents, and all Legal Requirements which are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets; and (ii) none of Borrower or any of its Subsidiaries has received any notice or other communication from any Governmental Authority or other Person
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of any event or circumstance that could reasonably be expected to constitute a violation of, or failure to comply with, any Legal Requirement.
      (b) Except as disclosed on Schedule 8.14(b): (i) each of Borrower and its Subsidiaries is in material compliance with all of the terms and requirements of each Governmental Authorization held by such Person; (ii) none of Borrower or any of its Subsidiaries has received any notice or other communication from any Governmental Authority or other Person of any event or circumstance which could reasonably be expected to constitute a violation of, or failure to comply with, any term or requirement of any Governmental Authorization, or of any actual or potential revocation, withdrawal, cancellation, or termination of, or material modification to, any Governmental Authorization; (iii) all applications required to have been filed for the renewal of any required Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authorities; (iv) upon consummation of the transactions contemplated hereby, Borrower and its Subsidiaries will lawfully hold all such Governmental Authorizations; and (v) none of the Governmental Authorizations of Borrower and its Subsidiaries will terminate upon consummation of the transactions contemplated hereby.
     8.15 Subsidiaries. Set forth on Exhibit D hereto is a complete and accurate list of all Subsidiaries of Borrower as of the date hereof, showing as of such date (as to each such Subsidiary) the jurisdiction of its incorporation or organization, the number of shares of each class of capital stock or partnership interest outstanding on the date hereof, the owner of the outstanding shares or partnership interest of each such class owned and the jurisdictions in which such Subsidiary is qualified to do business as a foreign corporation or partnership. All of the outstanding capital stock or partnership interests of all Subsidiaries have been validly issued, is fully paid and nonassessable, and is owned by Borrower or a Subsidiary free and clear of all Liens.
     8.16 Casualties. Neither the business nor the properties of Borrower or any Subsidiary are affected by any environmental hazard, fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or other casualty (whether or not covered by insurance), which could reasonably be expected to cause a Material Adverse Change.
     8.17 Corporate Name. Borrower, during the preceding five (5) years, has not used any other corporate name or trade name.
     8.18 Intellectual Property Rights. All of the patents, trademarks and copyrights owned by the Borrower and its Subsidiaries as of the Closing Date or used in the business of the Borrower and its Subsidiaries under license as of the Closing Date are disclosed on Schedule 8.18 attached hereto.
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     8.19 ERISA. Except as disclosed on Schedule 8.19 attached hereto, neither Borrower nor any ERISA Affiliate has any Plans.
     8.20 Labor Matters. There are no controversies pending between Borrower or any Subsidiary and any of their employees which could reasonably be expected to have a Material Adverse Change.
     8.21 Material Contracts. As of the date hereof, except as disclosed on Schedule 8.22 attached hereto neither Borrower nor any Subsidiary is party to any contract, the breach, violation, or termination of which could reasonably be expected to result in a Material Adverse Change.
     8.22 Representations and Warranties. Each Notice of Borrowing shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrower that no Potential Default or Event of Default exists and that all representations and warranties contained in this Section 8 or in any other Loan Document are true and correct in all material respects on and as of the date the requested Advance is to be made except those representations and warranties that specifically relate only to a stated date.
     8.23 Survival of Representations and Warranties in All Material Respects. All representations and warranties by Borrower herein shall survive delivery of the Notes and the making of the Loan, and any investigation at any time made by or on behalf of the Agent or the Lenders shall not diminish the Agent’s or the Lenders’ rights to rely thereon.
SECTION 9
AFFIRMATIVE COVENANTS
     So long as any Lender has any commitment to make Advances hereunder, and until payment in full of Obligations, the Borrower agrees that (unless the Required Lenders shall otherwise consent in writing):
     9.1 Financial Statements, Reports, and Documents. The Borrower shall deliver to the Agent and to each Lender each of the following:
      (a) Annual Statements. As soon as available and in any event within the earlier of (i) one-hundred twenty (120) days after the last day of each Fiscal Year of Borrower or (ii) any requirement of the Securities and Exchange Commision as to furnishing annual financial statements, copies of the audited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the close of such Fiscal Year end, statements of income, retained earnings, and changes in cash flow of Borrower and its Subsidiaries for such Fiscal Year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by Borrower) of independent public accountants of recognized national standing selected by Borrower and reasonably satisfactory to the Agent, to the effect that (i) such consolidated financial statements have been prepared in accordance with GAAP (except for changes in which such accountants concur), and (ii) the examination of such accounts in connection with such financial statements has been made in accordance with
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generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary under the circumstances, accompanied by a certification by the chief financial officer of the Borrower that the Borrower is in compliance with each of the covenants set forth in this Agreement;
      (b) Quarterly Statements. As soon as available, and in any event within the earlier of (i) forty-five (45) days after the last day of each quarterly fiscal period of each Fiscal Year of Borrower or (ii) any requirement of the Securities and Exchange Commission as to furnishing quarterly financial statements, copies of the consolidated balance sheet of Borrower and its Subsidiaries as of the end of such quarterly fiscal period, and statements of income, retained earnings, and changes in cash flow of Borrower and its Subsidiaries for that quarterly fiscal period and for the portion of the Fiscal Year ending with such period, all in reasonable detail, and certified by the chief financial officer of Borrower as being true and correct and as having been prepared in accordance with GAAP, subject to year end audit adjustments, accompanied by a certification by the chief financial officer of the Borrower that the Borrower is in compliance with each of the covenants set forth in this Agreement;
      (c) Projections. No later than fifteen (15) days before the beginning of each Fiscal Year, consolidated, financial operation projections for the Borrower and its Subsidiaries for such Fiscal Year on a quarterly basis prepared by management and in form consistent with the financial projections provided prior to the Closing Date;
      (d) Other Information. Such other information concerning the business, properties, or financial condition of any Obligor as the Agent or any Lender shall reasonably request including audit reports, registration statements, or other reports or notices provided to shareholders of the Borrower.
     9.2 Payment of Taxes and Other Liabilities. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (b) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might give rise to a Lien upon any of its property, and (c) all of its other liabilities, except as prohibited under the Loan Documents; provided, however, that the Borrower and each of its Subsidiaries shall not be required to pay any such tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and cash reserves therefor have been established in accordance with GAAP.
     9.3 Maintenance of Existence and Rights; Conduct of Business. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate or legal existence and all of its rights, privileges, and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent
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with good business practices and in accordance with all material Legal Requirements of any Governmental Authority.
     9.4 Notice of Default. The Borrower shall furnish to the Agent, promptly upon becoming aware of the existence of any condition or event which constitutes a Potential Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.
     9.5 Other Notices. The Borrower shall, and shall cause each of its Subsidiaries to, promptly notify the Agent of (a) any Material Adverse Change in its financial condition or its business, (b) any default under any material agreement, contract, or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any material liabilities owing by the Borrower or any Subsidiary, (c) any material adverse claim against or affecting any Obligor or any of its properties, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting any Obligor.
     9.6 Operations and Properties. The Borrower shall, and shall cause each of its Subsidiaries to, (a) act prudently and in accordance with customary industry standards in managing and operating its assets and properties, and (b) keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.
     9.7 Books and Records; Access. The Borrower shall give any representative of the Agent and any Lender access during all business hours to, and permit such representative to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of Borrower, and to inspect any of the properties of Borrower. Borrower shall, and shall cause each of its Subsidiaries to, maintain complete and accurate books and records of its transactions in accordance with good accounting practices.
     9.8 Field Examination. The Agent shall be entitled, upon reasonable notice to Borrower, to conduct a semi-annual field examination of the Borrower’s assets on the premises of the Borrower and the Subsidiaries at the expense of the Borrower. If an Event of Default has occurred, the Agent shall be entitled, upon reasonable notice to Borrower, to make an additional examination of the Borrower’s assets.
     9.9 Compliance with Law. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Legal Requirements of any Governmental Authority, a breach of which could reasonably be expected to cause a Material Adverse Change.
     9.10 Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, keep all insurable property, real and personal, adequately insured at all times in such amounts and against such risks as are customary for Persons in similar businesses operating in the same vicinity, specifically to include a policy of hazard, casualty, fire, and extended coverage insurance covering all assets, business interruption insurance (where feasible), liability insurance, and worker’s compensation insurance, in every case under a policy with a financially
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sound and reputable insurance company and with only such deductibles as are customary, and naming Agent as loss payee and additional insured.
     9.11 Authorizations and Approvals. The Borrower shall, and shall cause each of its Subsidiaries to, promptly obtain, from time to time at its own expense, all Governmental Authorizations as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.
     9.12 Further Assurances. The Borrower shall, and shall cause each of its Subsidiaries to, make, execute, and deliver or file, or cause the same to be done, all such notices, additional agreements or other assurances, and take any and all such other action, as the Agent or any Lender may, from time to time, reasonably deem necessary or proper in connection with any of the Loan Documents, or the obligations of the Borrower or any Subsidiary thereunder.
     9.13 Indemnity by Borrower. The Borrower shall indemnify, defend, and hold harmless the Agent, the Banks and their directors, officers, agents, attorneys, and employees (each, an “Indemnitee” and collectively, the “Indemnitees”) from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, and expense(including interest, penalties, attorneys’ fees, and amounts paid in settlement) to which the Indemnitees may become subject arising out of this Agreement and the other Loan Documents, other than those which arise by reason of the gross negligence or willful misconduct of the Agent or the Banks, BUT SPECIFICALLY INCLUDING ANY LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY, OR EXPENSE ARISING OUT OF THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT OR THE BANKS. The Borrower shall also indemnify, protect, and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including without limitation all reasonable attorneys’ fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnitees, with respect to or as a direct or indirect result of the violation by Borrower of any Environmental Law, or with respect to or as a direct or indirect result of Borrower’s use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Material on, under, from, or about real property. The provisions of and undertakings and indemnifications set forth in this Section 9.12 shall survive the satisfaction and payment of the Obligations and termination of this Agreement, but only as to losses, liabilities, obligations, damages, penalties, judgments, claims, deficiencies, or expenses arising prior to the satisfaction and payment of the Obligations and termination of this Agreement.
     9.14 After-Acquired Subsidiaries. Concurrently upon the formation or acquisition by the Borrower or any Subsidiary of any domestic Subsidiary after the date hereof (an “After-Acquired Subsidiary”), the Borrower shall cause the After-Acquired Subsidiary to deliver articles of incorporation, bylaws, other organizational documents, and resolutions and such opinions as the Agent shall reasonably require and to execute a Subsidiary Guaranty in favor of the Agent for the benefit of the Lenders.
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SECTION 10
NEGATIVE COVENANTS
     So long as any Lender has any commitment to make Advances hereunder, and until payment in full of the Obligations, the Borrower agrees that (unless the Required Lenders shall otherwise consent in writing):
     10.1 Negative Pledge. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, permit, or suffer to exist any Lien upon any of its property or assets, including its real property, now owned or hereafter acquired, except for Permitted Liens.
     10.2 Negative Pledge Agreements. The Borrower shall not, and shall not permit any of its domestic Subsidiaries to, enter into any agreement (excluding this Agreement or any other Loan Documents) prohibiting the creation or assumption of any Lien upon any of its property, revenues, or assets, whether now owned or hereafter acquired, or the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans, repayments of expenses, accruals, or otherwise.
     10.3 Limitations on Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to create, incur, assume or permit to exist any Indebtedness except:
      (a) Indebtedness existing hereunder;
      (b) Indebtedness of the Borrower or any of its Subsidiaries which is expressly subordinated to the Obligations pursuant to terms and conditions reasonably satisfactory to the Agent and the Required Lenders (the “Subordinated Debt”);
      (c) Purchase money financing not to exceed in the aggregate outstanding at any time 3.5% of the Borrower’s consolidated Net Worth;
      (d) Indebtedness that constitutes a renewal, refinancing or extension of any Indebtedness referred to in this Section 10.3; provided, that (i) no Lien existing at the time of such renewal reflecting an extension shall be extended to cover any property not already subject to such Lien and (ii) the principal amount of any Indebtedness renewed, refinanced or extended shall not exceed the amount of such Indebtedness outstanding immediately prior to such renewal, refinancing or extension;
      (e) Capital Lease Obligations not to exceed $500,000 in the aggregate outstanding at any time;
      (f) Indebtedness owing by H.A. Sheldon Canada, Ltd. not to exceed one million Dollars (US $1,000,000) in the aggregate outstanding at any time; and
      (g) Indebtedness incurred by Borrower under a Hedge Agreement.
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      (h) Indebtedness with respect to letters of credit (not subject to the terms and conditions of this Agreement), issued by a Bank, such letters of credit not to exceed $20,000,000 in amounts available to be drawn thereunder at any time.
     10.4 Certain Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with, or pay any management fees to, any Affiliate except on terms not less favorable to Borrower and its Subsidiaries than would be obtainable at the time in comparable, arms length transactions with Persons other than Affiliates.
     10.5 Limitation on Sale of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to (a) enter into or consummate an Asset Sale for proceeds in excess of $5,000,000 in the aggregate in any Fiscal Year provided that any net cash proceeds in excess of $1,000,000 during such Fiscal Year must be applied to prepay outstanding Advances pursuant to Section 2.6(a), or (b) sell, assign, or discount any Receivables.
     10.6 Liquidation, Mergers, Consolidations, Recapitalizations, Reorganizations, and Dispositions of Substantial Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) dissolve or liquidate, (b) become a party to any merger or consolidation unless the Borrower or the particular Subsidiary is the surviving corporation, (c) become a party to a recapitalization or reorganization, or (d) change its place of incorporation or organization.
     10.7 Lines of Business; Receivables Policy. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than those in which it is presently engaged, or discontinue any of its material existing lines of business. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in its credit and collection policy, which change would materially impair the collectibility of its Receivables, or rescind, cancel, or modify any Receivables, except in the ordinary course of business.
     10.8 Acquisition. The Borrower shall not, and shall not permit any of its Subsidiaries to make any acquisition for cash, securities or other consideration of a business entity or the assets of a business other than Permitted Acquisitions
     10.9 Restricted Payments. The Borrower and its Subsidiaries may declare or pay any cash dividend; redeem, retire, otherwise acquire, or prepay, shares of their capital stock or any other equity interest; or make any other distribution of any property or cash to owners of an equity interest in their capacity as such, if, in respect to payments or distributions made by the Borrower, (a) such payment or distribution is in the form of the issuance of the Borrower’s own stock, or (b) at the time of making such payment or distribution and as a result thereof there exists or would exist no Event of Default.
     10.10 Prepayment of Other Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) make any voluntary prepayments or defeasements of principal or interest on any other Indebtedness of the Borrower and (b) amend any material term (including interest, payment or subordination terms) of any other Indebtedness including the Subordinated Debt without the prior written consent of the Required Lenders except such
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amendments of Indebtedness other than Subordinated Debt which do not make any material term less favorable to the Borrower or the Lenders.
     10.11 Limitation on Investments. The Borrower shall not make or permit to exist any capital contributions to, or make any advance or loan to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in any Person (“Investments”), except the following:
      (a) Liquid Investments;
      (b) Trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;
      (c) Investments existing on the date hereof and described on Schedule 10.11;
      (d) Investments made in connection with Borrower’s Benefit Restoration Plan and Supplemental Employee Retirement Plan;
      (e) Investments in Subsidiaries which are Guarantors;
      (f) Investments made in connection with Borrower’s Benefit Restoration Plan; and
      (g) Investments not described in clauses (a) through (f) above in an aggregate amount not to exceed $750,000.00 per annum.
     10.12 Sale and Leaseback Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries, to enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for any such arrangements that are entered into in the Borrower’s ordinary course of business.
     10.13 Leverage Ratio. Borrower shall not permit the ratio of (a) Total Funded Indebtedness on a consolidated basis, as of the last day of each Fiscal Quarter of the Borrower to (b) EBITDA, on a consolidated basis, for the four (4) Fiscal Quarters ending on such day to exceed 3:00 to 1:00.
     10.14 Fixed Charge Coverage Ratio. Borrower shall not permit the Fixed Charge Coverage Ratio as of the last day of each Fiscal Quarter of Borrower to be less than 1.25 to 1.00.
     10.15 Tangible Net Worth. The Tangible Net Worth of the Borrower and its Subsidiaries on a consolidated basis shall never be less than the sum of eighty-five percent (85%) of Tangible Net Worth as of the Closing Date, plus (a) seventy-five percent (75%) of Consolidated Net Income earned after June 30, 2006 during any Fiscal Quarter, provided,
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however that Fiscal Quarters in which Consolidated Net Income is a negative amount will be excluded from the calculation of Consolidated Net Income earned after June 30, 2006, plus (b) an amount equal to 100% of the net proceeds of any equity offering by the Borrower or any of its Subsidiaries occurring after the date of this Agreement.
     10.16 Trading Asset Coverage Ratio. Borrower shall not permit the ratio of (a) Trading Assets to (b) Total Funded Indebtedness plus outstanding Commercial Letters of Credit, as of the last date of each Fiscal Quarter of Borrower beginning June 30, 2006, to be less than 1.00 to 1.00. “Trading Assets” means the sum of (i) seventy-five percent (75%) of net accounts receivable, plus (ii) fifty percent (50%) of inventory, plus (iii) 60% of outstanding Commercial Letters of Credit, all as of the date of determination.
     10.17 ERISA. Neither Borrower nor any ERISA Affiliate will create any Plan.
     10.18 Fiscal Year. Borrower shall not, and shall not permit any of its Subsidiaries to, change its Fiscal Year or method of accounting.
     10.19 Trademark License Agreements. The Borrower and its Subsidiaries shall not conclude any trademark license agreement which is expected to generate sales revenue in excess of $500,000 per annum, without the prior consent of the Agent (which consent shall not be unreasonably withheld) unless (a) the Borrower’s or the Subsidiary’s interest in such trademark license agreement is assignable to the Agent and (b) the Agent receives a consent from the licensor acceptable to the Agent. If the conditions set forth in (a) and (b) are satisfied, the Borrower or the Subsidiary is not required to obtain the consent of the Agent to enter into the trademark license agreement, although such Borrower or Subsidiary shall notify Agent within a reasonable period of time of the execution of such agreement.
SECTION 11
EVENTS OF DEFAULT
     11.1 Events of Default. An “Event of Default” shall exist if any one or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing:
      (a) Borrower shall fail to pay when due any principal of any Note or of any principal amount payable hereunder or in connection with any Letter of Credit, Acceptance Exposure or Hedge Agreement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or
      (b) Borrower shall fail to pay when due any interest on any Note, any Commitment Fee, or any other interest payment or fee hereunder or in connection with any Letter of Credit, Acceptance Exposure or Hedge Agreement when and as the same shall become due and payable, and the Borrower fails to cure such default within two (2) Business Days of such due date; or
      (c) any representation or warranty made under this Agreement, or any of the other Loan Documents, shall prove to be untrue or inaccurate in any
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material respect as of the date on which such representation or warranty is made or deemed to have been made; or
      (d) The Borrower or its Subsidiaries shall fail to perform any of the covenants set forth in Section 9.10 and Section 10; or
      (e) default shall occur in the performance of any of the covenants or agreements of any Obligor contained herein or in any of the other Loan Documents (other than the covenants set forth in Section 9.10 and Section 10) and the continuance thereof for a period of at least thirty (30) days; or
      (f) default shall occur in the payment of any other Indebtedness of any Obligor in excess of $1,000,000 or default shall occur in respect of any note or credit agreement relating to any such Indebtedness and such default allows the creditor of such Indebtedness to accelerate the maturity of such Indebtedness; or
      (g) any of the Loan Documents shall cease to be legal, valid, and binding agreements enforceable against the Person executing the same in accordance with its terms, shall be terminated, become or be declared ineffective or inoperative or cease to provide the respective remedies, powers, or privileges intended to be provided thereby; or any Obligor shall deny that such Person has any further liability or obligation under any of the Loan Documents; or
      (h) any Obligor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of such Person’s assets, (ii) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person’s debts as they become due, or generally not pay such Person’s debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization, or insolvency proceeding, or (vi) take corporate, partnership, or other action for the purpose of effecting any of the foregoing; or
      (i) an involuntary proceeding shall be commenced against any Obligor seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, liquidator, or other similar official of such Person, or all or substantially all of such Person’s assets, and such proceeding shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of any Obligor or appointing a receiver, custodian, trustee, liquidator, or other similar official of such Person, or of all or substantially all of such Person’s assets;
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      (j) any final judgment(s) for the payment of money in excess of the sum of $1,000,000.00 in the aggregate shall be rendered against any Obligor and such judgment(s) shall not be satisfied or discharged or bonded at least five (5) business days prior to the date on which any of such Person’s assets could be lawfully sold to satisfy such judgment; or
      (k) a Material Adverse Change shall have occurred.
     11.2 Remedies Upon Event of Default. If any Event of Default shall occur and is continuing, then the Agent may, or upon the written consent of the Required Lenders shall, without notice, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents: (a) terminate the Banks’ commitment to make Advances, arrange for the issuance of Letters of Credit, and accept and purchase Bankers Acceptances hereunder; (b) declare the Obligations or any part thereof to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding; (c) reduce any claim to judgment; or (d) pursue and enforce any of the Agent’s and the Banks’ rights and remedies under the Loan Documents, including, without limitation, a demand for payment from or enforcement action against the Guarantors under the Subsidiary Guaranty, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Sections 11.1(h) or (i) shall occur, then the Obligations shall thereupon become due and payable concurrently therewith, and the Banks’ obligations to make Advances, arrange for the issuance of Letters of Credit, and accept and purchase Bankers Acceptances shall immediately terminate hereunder, without any further action by the Agent or the Banks and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives.
     11.3 Performance by Agent or Lenders. If Borrower fails to perform any covenant, duty, or agreement contained in any of the Loan Documents, then the Agent and/or the Lenders may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent and/or the Lenders in such performance or attempted performance to the Agent at its principal office in San Francisco, California together with interest thereon at the lesser of (a) the Contract Rate for Eurodollar Borrowing, plus three percent (3%) or (b) Maximum Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that the Agent and/or the Lenders shall not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Loan Documents and none of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give the Agent and/or the Lenders the right or power to exercise control over the management and affairs of Borrower.
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SECTION 12
AGENT
     12.1 Appointment. The Trade Bank is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders and each subsequent holder of any Note by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such powers as are reasonably incidental thereto. The Trade Bank hereby accepts its appointment to act as Agent on behalf of the Lenders and the authorizations set forth herein. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or in connection herewith or therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders) or (b) in the absence of its or their own gross negligence (but not ordinary negligence) or willful misconduct.
     12.2 Responsibilities.
      (a) The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, (i) to receive on behalf of each of the Lenders any payment of principal of or interest hereunder or on the Notes and all other amounts due hereunder paid to the Agent, and promptly to distribute to each Lender its proper share of all payments so received, (ii) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement as received by the Agent and (iii) to take all actions with respect to this Agreement and the Loan Documents as are specifically delegated to the Agent. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.
      (b) In the event that (i) the Borrower fails to pay when due the principal of or interest on any Note or any fee payable hereunder or any amount payable under or in connection with any Letter of Credit or (ii) the Agent receives written notice of the occurrence of an Event of Default, the Agent within a reasonable time shall give written notice thereof to the Lenders, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Lenders; provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action hereunder with respect to an Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.
      (c) The Agent shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, priority, value,
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genuineness, validity or due execution of this Agreement or the other Loan Documents with respect thereto or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on the part of the Borrower and, without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. It is understood and agreed that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with the Borrower, as though it were not Agent of the Lenders hereunder.
      (d) The Agent shall promptly give notice to the Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement and shall promptly forward a copy thereof to each Lender.
      (e) Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Lender other than the Agent of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith.
      (f) The Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any other Loan Document and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Agent may exercise any of its powers and rights and perform any duty under this Agreement or any other Loan Documents through agents or attorneys.
      (g) The Agent and the Borrower may deem and treat the payee of any Note as the holder thereof until written notice of transfer shall have been delivered as provided herein by such payee to the Agent and the Borrower.
      (h) With respect to the Loans, the Notes and the Letters of Credit issued to or by it, and the Bankers Acceptances accepted and paid by it, the Agent in its individual capacity and not as an Agent shall have the same rights, powers and duties hereunder and under any other agreement executed in connection herewith as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to
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      and generally engage in any kind of business with the Borrower or other affiliate thereof as if it were not the Agent.
     12.3 Indemnity. EACH LENDER AGREES (A) TO REIMBURSE THE AGENT IN THE AMOUNT OF SUCH LENDER’S PRO RATA SHARE (BASED ON ITS TOTAL COMMITMENT HEREUNDER) OF ANY EXPENSES INCURRED FOR THE BENEFIT OF THE LENDERS BY THE AGENT, INCLUDING COUNSEL FEES AND COMPENSATION OF AGENTS AND EMPLOYEES PAID FOR SERVICES RENDERED ON BEHALF OF THE LENDERS, NOT REIMBURSED BY THE BORROWER AND (B) TO INDEMNIFY AND HOLD HARMLESS THE AGENT AND ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, ON DEMAND, IN THE AMOUNT OF ITS PRO RATA SHARE, FROM AND AGAINST ALL LIABILITIES, ACTIONS, AGREEMENTS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST IT IN ITS CAPACITY AS THE AGENT OR ANY OF THEM IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY ACTION TAKEN OR OMITTED BY IT OR ANY OF THEM UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT NOT REIMBURSED BY THE BORROWER; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE TO THE AGENT FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENT, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE GROSS NEGLIGENCE (BUT NOT ORDINARY NEGLIGENCE) OR WILLFUL MISCONDUCT OF THE AGENT OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS.
     12.4 Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder.
     12.5 Resignation. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving the Lenders and the Borrower at least thirty (30) days prior notice of such resignation and specifying the day on which such resignation will become effective, and the Agent may be removed at any time by the Required Lenders if it has breached its obligations under the Loan Documents. Upon the giving of such notice of resignation by the Agent or upon the removal of the Agent by the Required Lenders, the Required Lenders shall have the right to appoint a successor Agent; provided, that so long as no Default or Event of Default then exists the appointment of such successor Agent shall be subject to the approval of the Borrower, which approval shall not be withheld or delayed unreasonably. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation or the removal of the Agent, then the retiring or removed Agent may, on behalf of the Required Lenders, appoint a successor Agent which shall be a Lender which is a
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commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations hereunder. After any Agent’s resignation or removal hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.
SECTION 13
MISCELLANEOUS
     13.1 Accounting Reports. All financial reports or projections furnished by any Person to the Agent or the Lenders pursuant to this Agreement shall be prepared in such form and such detail as shall be satisfactory to the Agent and Lenders, shall be prepared on the same basis as those prepared by such Person in prior years, and, where applicable, shall be the same financial reports and projections as those furnished to such Person’s officers and directors.
     13.2 Waivers and Amendments.
      (a) No failure or delay of any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.
      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, and then such waiver or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such agreement shall, unless in writing and signed by all the Lenders, do any of the following: (i) increase the Revolving Credit Commitments of the Lenders or subject the Lenders to any additional obligations, (ii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts
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payable hereunder, (iv) take action which requires the signing of all the Lenders pursuant to the terms of this Agreement, (v) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Agreement or any other Loan Document, (vi) release any Guarantor or otherwise change any obligation of any Guarantor to pay any amount payable by such Guarantor hereunder or under the other Loan Documents, or (vii) amend this Section 13.2(b); provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under any Loan Document. Each Lender and holder of any Note shall be bound by any modification or amendment authorized by this Section 13.2 regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 13.2 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall be so marked.
     13.3 Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (a) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein; (b) all reasonable costs and expenses incurred by or on behalf of Agent (including reasonable attorneys’ fees, consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in connection with: (i) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto; (ii) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document; (iii) other action reasonably required in the course of administration hereof; and (iv) monitoring or confirming (or preparation or negotiation of any document related to) Borrower’s compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (c) all reasonable costs and expenses incurred by or on behalf of any Bank (including reasonable attorneys’ fees, and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this Section) or the defense of any Banks’ exercise or its rights thereunder. In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including reasonable travel and miscellaneous expenses and reasonable fees and expenses of Agent’s outside counsel and consultants engaged in connection with the Loan Documents.
     13.4 Notices. Any communications required or permitted to be given by any of the Loan Documents must be (a) in writing and personally delivered or mailed by prepaid certified or registered mail, or (b) made by facsimile transmission delivered or transmitted, to the party to whom such notice of communication is directed, to the address of such party shown on Schedule 13.4 hereof. Any such communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or, if transmitted by facsimile transmission,
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on the day that such communication is transmitted as aforesaid subject to telephone confirmation of receipt; provided, however, that any notice received by Lender after 10 a.m. San Francisco, California time on any day from Borrower pursuant to Section 2.3 (with respect to a Notice of Borrowing) shall be deemed for the purposes of such Section to have been given by Borrower on the next succeeding day, or if mailed, on the third (3rd) day after it is marked as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 13.4.
     13.5 Governing Law. This Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Texas and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement, and interpretation of this Agreement and all of the other Loan Documents.
     13.6 Choice of Forum; Consent to Service of Process and Jurisdiction .. Any suit, action, or proceeding against Borrower with respect to this Agreement, the Note, or other Loan Documents, or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Dallas, or in the United States courts located in the State of Texas as the Agent in its sole discretion may elect and Borrower hereby irrevocably submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, or proceeding. Borrower hereby irrevocably consents to the service of process in any suit, action, or proceeding in said court by the mailing thereof by the Agent by registered or certified mail, postage prepaid, to Borrower’s address shown opposite its name on the signature pages hereof. Nothing herein or in any of the other Loan Documents shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or shall limit the right of the Agent or any Lender to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdiction. Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement, the Note, or any other Loan Documents brought in the courts located in the State of Texas, County of Dallas, and hereby further irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum.
     13.7 Invalid Provisions. Any provision of any Loan Document held by a court of competent jurisdiction to be illegal, invalid or unenforceable and shall not invalidate the remaining provisions of such Loan Document which shall remain in full force and the effect thereof shall be confined to the provision held invalid or illegal.
     13.8 Maximum Interest. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Agreement, or in any contract, instrument or document evidencing or securing the payment hereof or otherwise relating hereto (each, a “Related Document”), in no event shall this Agreement or any Related Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount of interest permitted by such laws, as the same may be amended or modified from time to time (the “Maximum Rate”). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Agreement
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or any Related Document, or in any communication by the Agent, the Lenders or any other Person to Borrower or any other Person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Agreement or Related Document shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of the Obligations under this Agreement or any Related Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by the Lenders shall be credited against the then unpaid principal balance hereof or thereof, or if the Obligations or any Related Document has been or would be paid in full by such credit, refunded to Borrower; (iv) all sums paid, or agreed to be paid, to the Agent for the benefit of the Lenders for the use, forbearance and detention of the amounts owed under this Agreement by Borrower hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Obligations, including all prior and subsequent renewals and extensions, owed under this Agreement and the Related Documents until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and (v) the provisions of this Agreement and each Related Document, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of the Obligations or any Related Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Agreement and any Related Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Agreement or such Related Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by any Lender. To the extent that the interest rate laws of the State of Texas are applicable to this Agreement, any Note or any other Loan Document, the applicable interest rate ceiling is the indicated (weekly) ceiling determined in accordance with Chapter 303 of the Texas Finance Code, as amended, and, to the extent that any Obligation under this Agreement, any Note or any other Loan Document is deemed an open end account as such term is defined in Chapter 302 of the Texas Finance Code, as amended, the Agent retains the right to modify the interest rate in accordance with applicable law. The terms of this paragraph shall be deemed to be incorporated into each Related Document.
     13.9 Non-liability of Lender. The relationship between Borrower and the Lenders is, and shall at all times remain, solely that of borrower and lender, and the Agent and the Lenders have no fiduciary or other special relationship with Borrower.
     13.10 Offset. Borrower hereby grants to the Agent and the Lenders the right of offset, to secure repayment of the Obligations, upon any and all moneys, securities, or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to the Agent or its agents, from or for the account of Borrower or any Guarantor, whether for safe
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keeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against the Agent and/or the Lenders at any time existing.
     13.11 Successors and Assigns. The Loan Documents shall be binding upon and inure to the benefit of Borrower, the Agent and the Lenders and their respective successors, assigns, and legal representatives; provided, however, that Borrower may not, without the prior written consent of all Lenders, assign any rights, powers, duties, or obligations/hereunder. The Lenders reserve the right to sell all or a portion of its interest in the Loan, and any Lender shall have the right to disclose any information in its possession regarding any Obligor in connection herewith to any potential transferee of the Loans or any part thereof.
     13.12 Successors and Assigns; Participations.
      (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, its Subsidiaries, the Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, the Borrower specifically confirms that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note (or any part thereof) to any entity as collateral security in accordance with applicable law, including without limitation, to any Federal Reserve Bank (and its transferees).
      (b) Each Lender, without the consent of the Borrower, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment, the Loans owing to it and the Notes held by it); provided, that, (i) such Lender’s obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Credit Commitment and to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; and provided, further, that each Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower and the Guarantors relating to the Loans and the Loan Documents, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents.
      (c) With the prior written consent of (i) the Borrower (which consent (x) shall not be withheld or delayed unreasonably and (y) shall not be required if any Event of Default has occurred and is continuing) and (ii) the Agent (which consent shall not be withheld or delayed unreasonably), each Lender may assign by novation, to any one or more banks or other entities, all or a portion of its
A&R Credit Agreement — Tandy Brands

interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the same portion of the Loans, the participations in outstanding Letters of Credit at the time held by it and the Note or Notes held by it), provided, that (A) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender’s rights and obligations under this Agreement, which shall include the same percentage interest in the Loans, Letters of Credit and Notes, (B) the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in a minimum principal amount equal to three million dollars ($3,000,000) in the aggregate for the Revolving Credit Commitment of such Lender; provided, however, notwithstanding such minimum, such Lender may in any event assign all of the Revolving Credit Commitment of such Lender, and (C) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Notes subject to such assignment and a processing and recordation fee of three thousand five hundred dollars ($3,500) paid by assignee or assignor. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under the Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything to the contrary contained in this subsection (c), each Lender may assign by novation all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the same portion of the Loans, the participations in outstanding Letters of Credit at the time held by it and the Note or Notes held by it) to an Affiliate without the consent of the Borrower or the Agent and without having to pay the processing and recordation fee specified above.
      (d) By executing and delivering an Assignment and Acceptance, the Lender which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Loan Documents or the execution, legality, validity, enforceability, perfection, priority, genuineness, sufficiency or value of this
A&R Credit Agreement — Tandy Brands

Agreement or the other Loan Documents; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Guarantors or the performance or observance by the Borrower or any of the Guarantors of any of their respective obligations under this Agreement or the other Loan Documents; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or the other Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
      (e) The Agent shall maintain at its principal office in San Francisco, California a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment and principal amount of the Loans held by each Lender from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
      (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee and consented to by the Borrower together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is precisely in the form of Exhibit H hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrower. Within three (3) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for each surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to its portion of the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Revolving Credit Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such
A&R Credit Agreement — Tandy Brands

surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto. Notes surrendered to the Borrower shall be canceled by the Borrower.
      (g) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.13, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any Information, relating to the Borrower furnished to such Lender by or on behalf of the Borrower in connection with this Agreement; provided, however, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential Information relating to the Borrower received from such Lender.
     13.13 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.
     13.14 Survival. All representations and warranties made by Borrower herein shall survive delivery of the Notes and the making of the Loans.
     13.15 No Third Party Beneficiary. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall any Loan Document or any course of conduct by any party hereto be construed to make or render the Agent or any Lender or any of its officers, directors, agents, or employees liable (a) to any materialman, supplier, contractor, subcontractor, purchaser, or lessee of any property owned by Borrower, or (b) for debts or claims accruing to any such Persons against Borrower.
     13.16 Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.
     13.17 Entirety. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH BORROWER IS A PARTY MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO.
     13.18 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender)
A&R Credit Agreement — Tandy Brands

hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name, address and tax identification number of Borrower and other information regarding Borrower that will allow such Lender or the Agent, as applicable, to identify Borrower in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective as to the Lenders and the Agent.
     13.19 Amendment and Restatement. As of the Closing Date, this Agreement amends and restates in its entirety the Existing Credit Agreement, provided that such amendment and restatement shall operate to renew, amend and modify the rights and obligations of the parties under the Existing Credit Agreement as provided herein, but shall not act as a novation thereof. The Borrower hereby agrees that (i) the Loans outstanding under the Existing Credit Agreement and all accrued and unpaid interest thereon, (ii) all Letters of Credit issued and outstanding under the Existing Credit Agreement, and (iii) all accrued and unpaid fees under the Existing Credit Agreement shall be deemed to be outstanding under and payable by this Agreement.
A&R Credit Agreement — Tandy Brands

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

BORROWER:

TANDY BRANDS ACCESSORIES, INC.

By:	/s/ Mark J. Flaherty

Name:	Mark J. Flaherty
Title:	Chief Financial Officer

Tandy Brands Accessories, Inc.
690 E. Lamar Boulevard, Suite 200
Arlington, TX 76011
Telephone: (817) 548-0090
Facsimile: (817) 274-7346
Email: mark_flaherty@tandybrands.com
A&R Credit Agreement — Tandy Brands

AGENT:

WELLS FARGO HSBC TRADE BANK, N.A.

By:	/s/ John R. Peloubet

Name:	John R. Peloubet
Title:	Vice President

Wells Fargo HSBC Trade Bank, N.A.
1445 Ross Avenue, Suite 450
Dallas, TX 75202
Telephone: (214) 740-1585
Facsimile: (682) 225-3523
Email: peloubj@wellsfargo.com

WELLS FARGO BANK, N. A.

By:	/s/ John W. Johnson

Name:	John W. Johnson
Title:	Senior Vice President

Wells Fargo Bank, N.A.
1445 Ross Avenue, Suite 450
Dallas, TX 75202
Telephone: (214) 740-1517
Facsimile: (682) 220-2166
Email: john.w.johnson@wellsfargo.com
A&R Credit Agreement — Tandy Brands

LENDERS:

WELLS FARGO HSBC TRADE BANK, N. A.

By:	/s/ John R. Peloubet

Name:	John R. Peloubet
Title:	Vice President

Wells Fargo HSBC Trade Bank, N.A.
1445 Ross Avenue, Suite 450
Dallas, TX 75202
Telephone: (214) 740-1585
Facsimile: (682) 225-3523
Email: peloubj@wellsfargo.com
A&R Credit Agreement — Tandy Brands

COMERICA BANK

By:	/s/ Donald P. Hellman

Name:	Donald P. Hellman
Title:	Senior Vice President

Comerica Bank — Texas
8828 Stemmons Freeway, Suite 441
Dallas, TX 75247
Telephone: (214) 589-4419
Facsimile: (214) 589-1360
Email: dphellman@comerica.com
A&R Credit Agreement — Tandy Brands

BANK OF AMERICA, N.A.

By:	/s/ Allison W. Connally

Name:	Allison W. Connally
Title:	Vice President

Bank of America, N.A.
901 Main Street, 68th Floor
Dallas, TX 75202
Telephone: (214) 209-1425
Facsimile: (214) 209-9560
Email: allison.connally@bankofamerica.com
A&R Credit Agreement — Tandy Brands

JPMORGAN CHASE BANK, N.A.

By:	/s/ Jerry Petrey

Name:	Jerry Petrey
Title:	Vice President

JPMorgan Chase Bank
500 E. Border
Arlington, TX 76004-0250
Telephone: (817) 856-3125
Facsimile: (817) 856-3183
Email: jerry.petrey@chase.com
A&R Credit Agreement — Tandy Brands

EXHIBIT A
FORM OF REVOLVING CREDIT PROMISSORY NOTE

U.S. $	September 7, 2006
     FOR VALUE RECEIVED, the undersigned, TANDY BRANDS ACCESSORIES, INC., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of                                         , a                                          (the “Lender”), for the account of its Applicable Lending Office (as defined in that certain Amended and Restated Credit Agreement, dated as of September 7, 2006, by and among the Borrower, the Lender, certain other lenders from time to time parties thereto (collectively, the “Lenders”), Wells Fargo HSBC Trade Bank, N.A., a national banking association, as agent for the Lenders (the “Agent”), and Wells Fargo Bank, N.A., a national banking association, as arranger (as amended, modified or supplemented from time to time, the “Credit Agreement”) (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement) or any other office designated by the Agent, the lesser of (i) the principal sum of                                          DOLLARS ($                    ), or (ii) the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Revolving Credit Commitment.
     The Borrower promises to pay interest on the unpaid principal amount of each such Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
     Both principal and interest are payable in lawful money of the United States of America to Wells Fargo HSBC Trade Bank, N.A., as Agent, at San Francisco Loan Center, 201 3rd Street, 8th floor, San Francisco, California 94103, in same day funds. Each Advance under the Revolving Credit Commitment made by the Lender to the Borrower and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Revolving Credit Promissory Note (this “Note”), provided, however, that failure of the Lender to make such notation or any error therein shall not in any manner affect the obligation of the Borrower to repay such Advances in accordance with the terms of this Note.
     This Note is one of the Revolving Credit Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances under the Revolving Credit Commitment by the Lender to the Borrower from time to time pursuant to Section 2.1 of the Credit Agreement in an aggregate outstanding amount not to exceed at any time the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Exhibit A-1

     The Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

TANDY BRANDS ACCESSORIES, INC.

By:

Name:

Title:

Exhibit A-2

EXHIBIT B
FORM OF NOTICE OF BORROWING
                                        , 200
Wells Fargo HSBC Trade Bank, N.A., as Agent
for the Lenders parties
to the Credit Agreement
referred to below
201 3rd Avenue, 8th floor
San Francisco, California 94103
Attention:
Ladies and Gentlemen:
     1. Submission Pursuant to Credit Agreement. The undersigned, Tandy Brands Accessories, Inc., a Delaware corporation (the “Borrower”), refers to the Amended and Restated Credit Agreement, dated as of September 7, 2006 (as amended from time to time in accordance with its terms, the “Credit Agreement”; capitalized terms defined therein and not defined herein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, Wells Fargo HSBC Trade Bank, N.A., a national banking association, as Agent for such Lenders, and Wells Fargo Bank, N.A., a national banking association, and hereby gives you notice, irrevocably pursuant to Section 2.3 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing as required by the Credit Agreement.
     2. Request For Advance. Borrower hereby requests that the Lenders or the Swingline Lender, as applicable, make an Advance or a Swingline Advance to Borrower pursuant to the Credit Agreement as follows:

A.	Advance Under Revolving Credit Commitment or Swingline Advance?

Advance under Revolving Credit Commitment

Swingline Advance (if Swingline Advance, go to Section 2(D) of this Notice of Borrowing)

B.	Alternate Base Borrowing.

(i)	Amount of Alternate Base Borrowing: $ (Minimum of $500,000.00 or a greater integral multiple of $100,000.00).

New Advance

Rollover/conversion of existing Advance

Exhibit B-1

(ii)	Date of Advance or rollover/conversion of existing Advance:

C.	Eurodollar Borrowing.

(i)	Amount of Eurodollar Borrowing: $ (Minimum of $1,000,000.00, or a greater integral multiple of $500,000.00).

New Advance

Rollover/conversion of existing Advance

(ii)	Date of Advance or rollover/conversion of existing Advance:

(iii)	Interest Period: months (one, two, three, or six months).

D.	Swingline Advance.

(i)	Amount of Swingline Advance (which must be an Alternate Base Borrowing): $ (Minimum of $500,000.00 or a greater integral multiple of $100,000.00).

(ii)	Date of Swingline Advance:
     3. Representations, Warranties, and Certifications. Borrower hereby represents, warrants, and certifies to the Agent and the Lenders that, as of the date of the Advance or Swingline Advance requested herein:
     (a) No Potential Default or Event of Default exists.
     (b) The representations and warranties of a continuing nature contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects, with the same force and effect as though made on and as of the date of the Advance or Swingline Advance except those representations and warranties that relate only to a particular date.
     4. Proceeds of Borrowing. The Agent is authorized to deposit the proceeds of the Advance or Swingline Advance requested hereby, other than an Advance constituting a rollover or conversion of an existing Advance, into the general deposit account of the Borrower with the Agent pursuant to Section 2.2(d) of the Credit Agreement.
     5. Execution Authorized. This Notice of Borrowing is executed on                                                              , 200    by an authorized officer of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

Exhibit B-2

     Executed as of the date first above written.

Sincerely,

TANDY BRANDS ACCESSORIES, INC.

By:

Name:

Title:

Exhibit B-3

EXHIBIT C
CLOSING DOCUMENTS
     1. Credit Agreement.
     2. Revolving Credit Notes and Swingline Note.
     3. Subsidiary Guaranty
     4. Notice of Borrowing with respect to the initial Advance meeting the requirements of Exhibit B.
     5. A Certificate of Solvency executed by the chief financial officer of the Company that, after giving effect to the transactions contemplated hereby, (i) the aggregate fair value and present fair salable value of the Borrower’s and each Subsidiary’s assets would exceed the Borrower’s and each Subsidiary’s total liabilities, including identified contingent liabilities; (ii) the Borrower and each Subsidiary should be able to pay its debts as they become due in the ordinary course of business; and (iii) the Borrower and each Subsidiary does not have an unreasonably small amount of capital to engage in its business as management has indicated it is now conducted and is proposed to be conducted following the consummation of the transaction contemplated hereby.
     6. Officer’s Certificate of the Borrower certifying (a) the truth and accuracy, in all material respects, of all of the representations and warranties contained in the Loan Documents, (b) compliance with the conditions set forth in Section 7.1 of the Agreement, (c) that no event has occurred and is continuing, which constitutes a Potential Default or an Event of Default, (d) the resolutions of Borrower approving the execution, delivery and performance of the Loan Documents delivered at closing and the transactions contemplated therein, duly adopted by Borrower’s Board of Directors, (e) the names of the officers of Borrower authorized to sign each of the Loan Documents delivered at closing, and (f) a copy of the Articles of Incorporation of Borrower, and all amendments thereto, and a copy of the Bylaws of Borrower, and all amendments thereto.
     7. Officer’s Certificates of each Guarantor certifying (a) the truth and accuracy, in all material respects, of all of the representations and warranties contained in the Subsidiary Guaranty, (b) the resolutions of such Guarantor approving the execution, delivery, and performance of the Subsidiary Guaranty delivered at closing to which such Guarantor is a party, and the transactions contemplated therein, duly adopted by such Guarantor’s Boards of Directors, (c) the names of the officers of such Guarantor authorized to sign the Subsidiary Guaranty delivered at closing to which such Guarantor is a party, and (d) copies of the Articles of Incorporation of such Guarantor, and all amendments thereto, and copies of the Bylaws of such Guarantor, and all amendments thereto.

Exhibit C-1

     8. Certificates of existence and good standing for Borrower and the Guarantors issued by the state of incorporation and in each other state in which the Borrower and/or any Guarantor is required to be qualified to do business as a foreign corporation.
     9. Opinion from Borrower’s counsel in form and substance reasonably acceptable to the Agent.
     10. Certificates of insurance evidencing the existence of all insurance required to be maintained pursuant to Section 9.10, hereof along with originally executed loss payee endorsements and additional insured endorsements, all in favor of the Agent.
     11. Such other documents or information as may be reasonably required by the Agent.

Exhibit C-2

EXHIBIT D
SUBSIDIARIES — TANDY BRANDS ACCESSORIES, INC.

		Number of
	Jurisdiction	Outstanding Shares
	of	of Each Class of	Owner of	Jurisdictions
	Incorporation	Capital Stock or	Outstanding Shares	Qualified as Foreign
	or	Partnership Interest	or Interests of Each	Corporation or
Subsidiary	Organization	Owned	Such Class Owned	Partnership
TBAC-Prince Gardner, Inc.	Delaware	1,000	Tandy Brands Accessories, Inc.	Texas

Amity/Rolfs, Inc.	Delaware	1,000	Tandy Brands Accessories, Inc.	Texas, Wisconsin

TBAC Investments, Inc.	Nevada	1,000	Tandy Brands Accessories, Inc.

TBAC General Management Company	Nevada	1,000	Tandy Brands Accessories, Inc.	Texas

Accessory Design Group, Inc.	Delaware	1,000	Tandy Brands Accessories, Inc.	Texas

TBAC — Torel, Inc.	Delaware	1,000	Tandy Brands Accessories, Inc.	Texas

Tandy Brands Accessories Handbags, Inc.	Delaware	1,000	Tandy Brands Accessories, Inc.	Texas, Hong Kong

Stagg Industries, Inc.	Alabama	4,700 Class A common 4,700 Class B common	Tandy Brands Accessories, Inc.

H.A. Sheldon Canada, Ltd.	Ontario, Canada	1,000	Tandy Brands Accessories, Inc.

TBAC Investment Trust	Pennsylvania	100	TBAC Investments, Inc.

TBAC Management Company, LP	Delaware	1% partnership interest	General Partner - TBAC General Management Company

		99% partnership interest	Limited Partner - TBAC Investments, Inc.

TBAC-Mass Merchant Quality Control, Inc.	Delaware	1,000	Accessory Design Group, Inc.	Texas

TBAC-Acquisition, Inc.	Delaware	1,000	Tandy Brands Accessories, Inc.	Texas

Superior Merchandise Company	Louisiana	250	TBAC-Acquisition, Inc.
Exhibit D

EXHIBIT E
FORM OF
AMENDED AND RESTATED SUBSIDIARY GUARANTY
     This AMENDED AND RESTATED SUBSIDIARY GUARANTY, dated as of the 7th day of September, 2006 (this “Guaranty”), is made by TBAC PRINCE GARDNER, INC., a Delaware corporation (“Prince Gardner”), AMITY/ROLFS, INC., a Delaware corporation (“Amity/Rolfs”), TBAC INVESTMENTS, INC., a Nevada corporation (“Investments”), TBAC GENERAL MANAGEMENT COMPANY, a Nevada corporation (“Management Co.”), ACCESSORY DESIGN GROUP, INC., a Delaware corporation (“Accessory Design”), TBAC-TOREL, INC., a Delaware corporation (“Torel”), TANDY BRANDS ACCESSORIES HANDBAGS, INC., a Delaware corporation (“Handbags”), STAGG INDUSTRIES, INC., an Alabama corporation (“Stagg”), TBAC INVESTMENT TRUST (“Trust”), a Pennsylvania trust, TBAC MANAGEMENT COMPANY L.P., a Delaware limited partnership (“Management LP”), TBAC-MASS MERCHANT QUALITY CONTROL, INC., a Delaware corporation (“Mass Merchant”), TBAC-ACQUISITION, INC., a Delaware corporation (“Acquisition”), and SUPERIOR MERCHANDISE COMPANY, a Louisiana corporation (“Superior”), (Prince Gardner, Amity/Rolfs, Investments, Management Co., Accessory Design, Torel, Handbags, Stagg, Trust, Management LP, Mass Merchant, Acquisition and Superior each a “Guarantor” and collectively, the “Guarantors”), for the benefit of WELLS FARGO HSBC TRADE BANK, N.A., a national banking association, in its capacity as Agent for the Lenders party to the Credit Agreement described below and Wells Fargo Bank, N. A. (“WFB”), together with the Lenders, the “Banks”).
RECITALS:
     WHEREAS, Tandy Brands Accessories, Inc., a Delaware corporation (“Borrower”) is the legal and beneficial owner of all of the issued and outstanding capital stock of the Guarantors, with the exception of: (i) Trust which is a wholly owned subsidiary of Investments, (ii) Management LP, of which Investments owns a 99% limited partnership interest and Management Co. owns a 1% general partnership interest, (iii) Mass Merchant which is a wholly owned subsidiary of Accessory Design, and (iv) Superior which is a wholly owned subsidiary of Acquisition;
     WHEREAS, Borrower, Agent and certain of the Banks entered into a Credit Agreement dated as of June 27, 2001 (as amended, the “Existing Credit Agreement”);
     WHEREAS, Borrower, Agent and the Banks have agreed to amend and restate the Existing Credit Agreement by entering into an Amended and Restated Credit Agreement dated as of September 7, 2006 (the “Credit Agreement”);
     WHEREAS, certain of the Guarantors and Agent entered into a Subsidiary Guaranty dated as of June 27, 2001 (the “Existing Guaranty”);

Exhibit E-1

     WHEREAS, the Guarantors and Agent wish to amend and restate the Existing Guaranty to guaranty the payment and performance of Borrower’s indebtedness and obligations to Agent and Banks under the Credit Agreement; and
     WHEREAS, the Guarantors acknowledge that each, as a direct or indirect wholly owned subsidiary of Borrower, will receive substantial direct and indirect benefits by reason of the making of loans to Borrower as provided in the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises and in order to induce Banks to make the loans and extend other financial accommodations to Borrower under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby agree with Agent, on behalf of and for the benefit of Agent and Banks, as follows:
     1. Incorporation of Recitals; Defined Terms. The foregoing recitals are incorporated herein by this reference. Capitalized terms used in this Guaranty without definition shall have the respective meanings ascribed to such terms in the Credit Agreement.
     2. Guaranty of Payment and Performance. The Guarantors hereby unconditionally and irrevocably guaranty to Agent and Banks the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations. Without limitation of the foregoing, the Obligations shall include (a) all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Agent and Banks in collecting any amount due Agent and Banks under this Guaranty or in prosecuting any action against Borrower, any Guarantor or any other guarantor with respect to all or any part of the Obligations (collectively, the “Enforcement Costs”), and (b) all interest, fees, costs and expenses due Agent and Banks after the filing of a bankruptcy petition by or against any Guarantor or Borrower regardless of whether such amounts can be collected during the pendency of the bankruptcy proceedings. The Guarantors agree that this Guaranty is a present and continuing guaranty of payment and not of collectibility, and that Banks shall not be required to prosecute collection, enforcement or other remedies against Borrower, any other guarantor of the Obligations or any other Person before calling on the Guarantors for payment. The Guarantors agree that if, for any reason, Borrower or any other guarantor of the Obligations shall fail or be unable to pay, punctually and fully, any of the Obligations, the Guarantors shall pay such obligations to Banks in full immediately upon demand. The Guarantors agree that one or more successive actions may be brought against the Guarantors or any Guarantor as often as Banks deem advisable, until all of the Obligations are paid and performed in full. Anything contained in this Guaranty to the contrary notwithstanding, the obligations of the Guarantors hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render the Guarantors’ obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of the Guarantors, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantors in respect of intercompany indebtedness to Borrower or Affiliates of Borrower to the extent such indebtedness would be discharged in an amount equal to the amount paid by the Guarantors hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any

Exhibit E-2

rights of subrogation, contribution, reimbursement, indemnity or similar rights of the Guarantors pursuant to applicable law or any agreement providing for an equitable allocation among the Guarantors and other Affiliates of Borrower of obligations arising under guarantees by such parties.
     3. Continuing Guaranty. The Guarantors agree that the obligations of the Guarantors pursuant to Section 2 above and any other provision of any of the Loan Documents to which the Guarantors are a party shall be primary obligations, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that the Guarantors may have against Agent, Banks, Borrower, any other guarantor of the Obligations or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by any circumstance or condition (whether or not the Guarantors shall have any knowledge thereof), including without limitation:
     (a) any lack of validity or enforceability of any of the Loan Documents;
     (b) any termination, amendment, modification or other change in any of the Loan Documents;
     (c) any furnishing, exchange, substitution or release of any collateral, or any failure to perfect any Lien in any of collateral;
     (d) any failure, omission or delay on the part of Borrower, the Guarantors, any other guarantor of the Obligations, Agent or Banks to conform or comply with any term of any of the Loan Documents or any failure of Agent or Banks to give notice of any Event of Default or of any disposition or intended disposition of any collateral securing the Obligations;
     (e) any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in any of the Loan Documents;
     (f) any action or inaction by Agent or Banks under or in respect of any of the Loan Documents, any failure, lack of diligence, omission or delay on the part of Agent or Banks to enforce, assert or exercise any right, power or remedy conferred on them in any of the Loan Documents, or any other action or inaction on the part of Agent or Banks;
     (g) any dissolution of any of the Guarantors or any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshaling of assets and liabilities or similar events or proceedings with respect to Borrower, any Guarantor or any other guarantor of the Obligations, as applicable, or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding including, without limitation, any proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended (the “Bankruptcy Code”);
     (h) any merger or consolidation of Borrower, any of the Guarantors or any other guarantor of the Obligations into or with any Person, or any sale, lease or transfer of

Exhibit E-3

any of the assets of Borrower, any of the Guarantors or any other guarantor of the Obligations to any other Person;
     (i) any change in the ownership of the capital stock of any of the Guarantors, Borrower or any other guarantor of the Obligations or any change in the relationship between Borrower, any of the Guarantors or any other guarantor of the Obligations, or any termination of any such relationship;
     (j) any release or discharge by operation of law of Borrower, any of the Guarantors or any other guarantor of the Obligations from any obligation or agreement contained in any of the Loan Documents;
     (k) Agent’s or any Bank’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;
     (l) any borrowing or grant of a security interest by Borrower as debtor-in-possession under Section 364 of the Bankruptcy Code;
     (m) the inability of Agent or any Bank to enforce the Obligations of Borrower as a result of the automatic stay provisions of Section 362 of the Bankruptcy Code;
     (n) the disallowance, under Section 502 of the Bankruptcy Code;
of all or any portion of Agent’s or any Bank’s claim or claims for repayment of the Obligations; or
     (o) any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against Borrower or the Guarantors.
     (4) Waivers. The Guarantors unconditionally waive, to the extent permitted by law, (i) notice of any of the matters referred to in Section 3 above, (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against the Guarantors, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Loan Documents and notice of any Default or any Event of Default or any failure on the part of Borrower, the Guarantors or any other guarantor of the Obligations to perform or comply with any covenant, agreement, term or condition of any of the Loan Documents, (iii) any right to the enforcement, assertion or exercise against Borrower, the Guarantors or any other guarantor of the Obligations of any right or remedy conferred under any of the Loan Documents, (iv) any requirement of diligence on the part of any Person, (v) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any of the Loan Documents, and (vi) any notice of any sale, transfer or other disposition of any right, title or interest of Agent or Banks under any of the Loan Documents.
     (5) Representations and Warranties. Each Guarantor represents and warrants to Agent and Banks as follows:

Exhibit E-4

     (a) Organization and Qualification. Each Guarantor is a corporation (with the exception of Trust, which is a trust and Management LP, which is a limited partnership) duly organized and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate, trust or partnership power and authority to own its property and to carry on its business as now conducted and as proposed to be conducted, and is in good standing and authorized to do business in each jurisdiction in which the failure so to qualify would have a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of such Guarantor.
     (b) Power and Authority. Each Guarantor has the corporate power and authority to enter into, execute, deliver and carry out the terms of this Guaranty and the other Loan Documents to which it is a party and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational instruments of such Guarantor.
     (c) Binding Obligation. This Guaranty and the other Loan Documents to which the Guarantors are a party, when executed and delivered, will constitute the valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their respective terms.
     (d) No Conflict. The execution, delivery and performance by the Guarantors of this Guaranty and each of the other Loan Documents to which they are a party and the consummation of the transactions contemplated thereby do not and will not: (1) violate any provision of law applicable to the Guarantors, the certificate of incorporation, bylaws, trust agreement, limited partnership agreement, or articles of incorporation or organization of each Guarantor, or any order, judgment or decree of any court or other agency of government binding on any Guarantor; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract or agreement to which any Guarantor is a party or by which any Guarantor or its property is bound; (3) result in or require the creation or imposition of any material Lien upon any of the properties or assets of any Guarantor (other than Liens in favor of Agent); or (4) require any approval or consent of any Person under any contract or agreement to which any Guarantor is a party or by which any Guarantor or its property is bound.
     (e) Governmental Consents. The execution, delivery and performance by the Guarantors of this Guaranty and each of the other Loan Documents to which they are a party, and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state, provincial or other governmental authority or regulatory body except filings required in connection with the perfection of security interests granted pursuant to the Loan Documents.
     (f) Burdensome Obligations; Solvency. After giving effect to the transactions contemplated by this Guaranty and the other Loan Documents to which the Guarantors are a party, the Guarantors (i) do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as they become due, (ii) own and will own property, the fair salable value of which is (1) greater than the total amount of their

Exhibit E-5

liabilities (including contingent liabilities) and (2) greater than the amount that will be required to pay the probable liabilities of their then existing debts as they become absolute and matured, and (iii) have and will have capital that is not unreasonably small in relation to their business as presently conducted and as proposed to be conducted.
     6. Reinstatement. The obligations of the Guarantors pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or otherwise must be restored or returned by Agent or Banks upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Guarantor, Borrower or any other guarantor of the Obligations or otherwise, all as though such payment had not been made.
     7. Successors and Assigns. This Guaranty shall inure to the benefit of Agent and Banks, and their respective successors and assigns. This Guaranty shall be binding on the Guarantors, their successors and assigns, and shall continue in full force and effect until all of the Obligations are paid and performed in full.
     8. No Waiver of Rights. No delay or failure on the part of Agent or Banks to exercise any right, power or privilege under this Guaranty or any of the other Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstance.
     9. Modification. The terms of this Guaranty may be waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of Agent and Banks.
     10. Costs and Expenses. The Guarantors agree to pay on demand all costs and expenses incurred by or on behalf of Agent and Banks (including, without limitation, attorneys’ fees and expenses) in enforcing the obligations of the Guarantors under this Guaranty.
     11. Joinder. The Guarantors agree that any action to enforce this Guaranty may be brought against the Guarantors without any joinder of Borrower or any other guarantor of the Obligations in such action.
     12. Joint and Several Liability. Each Guarantor agrees that its shall be held jointly and severally liable under this Guaranty.
     13. Severability. If any provision of this Guaranty is deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court or other governmental authority, this Guaranty shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provision hereof,

Exhibit E-6

and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.
     14. Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, telexed or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy or telex, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Dallas time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by U.S. Mail, three Business Days after depositing in the United States mail, with postage prepaid and properly addressed.
     Notices shall be addressed as follows:

If to any Guarantor:	c/o Tandy Brands Accessories, Inc.
690 E. Lamar, Suite 200
Arlington, Texas 76011-3862
Attn: Mr. Mark Flaherty
Fax: 817/274-7346

If to Agent:	Wells Fargo HSBC Trade Bank, N.A.
1445 Ross Avenue, Suite 450
Dallas, Texas 75202
Attn: Mr. John R. Peloubet
Fax: 214/740-1585
or to such other address as the party addressed shall have previously designated by written notice to the serving party given in accordance with this Section 14. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.
     15. Additional Guarantors. Any Person that becomes a Subsidiary of Borrower subsequent to the date hereof and that was not a “Guarantor” under this Guaranty at the time of initial execution hereof shall become a “Guarantor” hereunder by executing and delivering to Agent an Additional Subsidiaries Supplement in the form attached hereto as Exhibit A. Any such Subsidiary shall thereafter be deemed a “Guarantor” for all purposes under this Guaranty.
     16. Foreign Currency Obligations. Each Guarantor will make payment relative to each Obligation in the currency (the “Original Currency”) in which Borrower is required to pay such Obligation. If a Guarantor makes payment relative to any Obligation in a currency (the “Other Currency”) other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment will constitute a discharge of the liability of such Guarantor hereunder in respect of such Obligation only to the extent of the amount of the Original Currency which the Agent is able to purchase at Toronto, Ontario with the amount it receives on the date of receipt. If the amount of the Original Currency which the Agent is able to purchase is less than the amount of such currency originally due to it in respect

Exhibit E-7

to the relevant Obligation, such Guarantor will indemnify and save the Agent and the Lenders harmless from and against any loss or damage arising as a result of such deficiency. This indemnity will constitute an obligation separate and independent from the other obligations contained in this Guaranty, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Agent or any Lender and will continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.
     17. Taxes and Set-off by Guarantors. All payments to be made by any Guarantor hereunder will be made without set-off or counterclaim and without deduction for any taxes, levies, duties, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever. If at any time any applicable law, regulation or international agreement requires a Guarantor to make any such deduction or withholding from any such payment, the sum due from such Guarantor with respect to such payment will be increased to the same extent, and subject to the same conditions, as provided in Section 2.18 of the Credit Agreement.
     18. APPLICABLE LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
     19. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THE GUARANTORS HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DALLAS, STATE OF TEXAS AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE LITIGATED IN SUCH COURTS. THE GUARANTORS EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. THE GUARANTORS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON THE GUARANTORS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE GUARANTORS, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF EACH GUARANTOR OR OF ANY OF THEIR AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF SUCH GUARANTOR FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). THE GUARANTORS AGREE THAT AGENT’S OR ANY BANK’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. THE GUARANTORS IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE

Exhibit E-8

EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY BANK, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.
     20. WAIVER OF JURY TRIAL. THE GUARANTORS, AGENT AND BANKS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. THE GUARANTORS, AGENT AND BANKS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTY AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE GUARANTORS, AGENT AND BANKS WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
     21. Amendment and Restatement. This Guaranty amends and restates in its entirety the Existing Guaranty, provided that such amendment and restatement shall operate to renew, amend and modify the rights and obligations of the parties under the Existing Guaranty as provided herein, but shall not act as a novation thereof. The Guarantors hereby agree that the Obligations guaranteed hereunder include (i) the Loans outstanding under the Existing Credit Agreement and all accrued and unpaid interest thereon, (ii) all Letters of Credit issued and outstanding under the Existing Credit Agreement, and (iii) all accrued and unpaid fees under the Existing Credit Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit E-9

     IN WITNESS WHEREOF, the Guarantors have executed this Guaranty as of the date first above written.

TBAC-PRINCE GARDNER, INC.,
a Delaware corporation

By:

Its:

Title:

AMITY/ROLFS, INC.,
a Delaware corporation

By:

Its:

Title:

TBAC INVESTMENTS, INC.,
a Nevada corporation

By:

Its:

Title:

TBAC GENERAL MANAGEMENT COMPANY,
a Nevada corporation

By:

Its:

Title:

ACCESSORY DESIGN GROUP, INC.,
a Delaware corporation

By:

Its:

Title:

Exhibit E-10

TBAC-TOREL, INC.,
a Delaware corporation

By:

Its:

Title:

TANDY BRANDS ACCESSORIES HANDBAGS, INC.,
a Delaware corporation

By:

Its:

Title:

STAGG INDUSTRIES, INC.,
an Alabama corporation

By:

Its:

Title:

TBAC INVESTMENT TRUST,
a Pennsylvania trust

By:

Its:

Title:

TBAC MANAGEMENT COMPANY, L.P.,
a Delaware limited partnership

By:

Its:

Title:

Exhibit E-11

TBAC-MASS MERCHANT QUALITY CONTROL, INC.,
a Delaware corporation

By:

Its:

Title:

TBAC-ACQUISITION, INC.,
a Delaware corporation

By:

Its:

Title:

SUPERIOR MERCHANDISE COMPANY,
a Louisiana corporation

By:

Its:

Title:

Exhibit E-12

EXHIBIT A
ADDITIONAL SUBSIDIARIES SUPPLEMENT
     This ADDITIONAL SUBSIDIARIES SUPPLEMENT, dated                                         , 200    to the Amended and Restated Subsidiary Guaranty, dated as of September 7, 2006 (as amended, supplemented and otherwise modified, the “Guaranty”), made by certain Subsidiaries of Tandy Brands Accessories, Inc., a Delaware corporation (“Borrower”), from time to time parties hereto (collectively, the “Guarantors”).
RECITALS:
     WHEREAS, the Guaranty provides that any Subsidiary of Borrower, although not a Guarantor thereunder at the time of the initial execution thereof, may become a Guarantor under the Guaranty upon the delivery to the Agent of a supplement in substantially the form of this Additional Subsidiaries Supplement; and
     WHEREAS, the undersigned was not a Subsidiary of Borrower on the date of the Guaranty and, therefore, was not a party to the Guaranty but now desires to become a Guarantor thereunder;
     NOW, THEREFORE, the undersigned hereby agrees as follows:
     The undersigned agrees to be bound by all of the provisions of the Guaranty applicable to a Guarantor thereunder and agrees that it shall, on the date this Additional Subsidiaries Supplement is accepted by the Agent, become a Guarantor, for all purposes of the Guaranty to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof.
     Unless otherwise defined herein, capitalized terms which are defined in the Guaranty are used herein as so defined.
     IN WITNESS WHEREOF, the undersigned has caused this Additional Subsidiaries Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[NAME OF SUBSIDIARY]

By:

Name:

Title:

Exhibit E-13

EXHIBIT F
FORM OF SWINGLINE NOTE

U.S. $10,000,000.00	September 7, 2006
     FOR VALUE RECEIVED, the undersigned, TANDY BRANDS ACCESSORIES, INC., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of WELLS FARGO HSBC TRADE BANK, N.A., a national banking association (the “Lender”), for the account of its Domestic Lending Office (as defined in that certain Amended and Restated Credit Agreement, dated as of September 7, 2006 by and among the Borrower, the Lender, certain other lenders from time to time parties thereto (collectively, the “Lenders”) Wells Fargo HSBC Trade Bank, N.A., a national banking association, as Agent for the Lenders, and Wells Fargo Bank, N.A., a national banking association, (as amended, modified or supplemented from time to time, the “Credit Agreement”)) (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement) or any other office designated by the Lender, the lesser of (i) the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or (ii) the aggregate unpaid principal amount of all Swingline Advances made by the Lender to the Borrower.
     The Borrower promises to pay the entire unpaid principal balance hereof at such time as specified in the Credit Agreement. In addition, the Borrower promises to pay interest on the unpaid principal balance hereof from and after the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
     Both principal and interest are payable in lawful money of the United States of America to Wells Fargo HSBC Trade Bank, N.A. at San Francisco Loan Center, 201 3rd Street, 8th floor, San Francisco, California 94103, in same day funds. All payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Swingline Note, provided, however, that failure of the Lender to make such notation or any error therein shall not in any manner affect the obligation of the Borrower to repay such Swingline Advances in accordance with the terms of this Swingline Note.
     This Swingline Note is one of the Swingline Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Swingline Advances by the Lender to the Borrower from time to time pursuant to Section 3.1 of the Credit Agreement in an aggregate outstanding amount not to exceed at any time the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Swingline Advance being evidenced by this Swingline Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
     The Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Exhibit F-1

     THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

TANDY BRANDS ACCESSORIES, INC.

By:

Name:

Title:

Exhibit F-2

LOANS, MATURITIES
AND PAYMENTS OF PRINCIPAL AND INTEREST

Rate of
		Interest	Amount of	Amount of	Unpaid
Borrowing	Amount and	Applicable to	Principal Paid	Interest Paid	Principal	Notation
Date	Type of Loan	Loan	or Prepaid	or Prepaid	Balance	Made By

Exhibit F-3

EXHIBIT G
FORM OF LETTER OF CREDIT REQUEST
                                        , 200

(Address to Issuing Bank)

Attention:
Ladies and Gentlemen:
     Reference is made to the Amended and Restated Credit Agreement dated as of September 7, 2006 (as amended from time to time, the “Credit Agreement”) among the undersigned, certain Lenders parties thereto, Wells Fargo HSBC Trade Bank, N.A., a national banking association, as Agent for such Lenders, and Wells Fargo Bank, N.A., a national banking association. Capitalized terms used herein not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Borrower hereby requests the issuance of a [Standby] [Commercial] Letter of Credit under the Credit Agreement, and in that connection sets forth below the information relating to such Letter of Credit (“Proposed Letter of Credit”) as required by Section 4.2 of the Credit Agreement. The Proposed Letter of Credit must be issued:
(a)	on or before , 200 [1]

(b)	for the benefit of

(c)	in the amount of $

(d)	having an expiry date of , 200 [2]

(e)	subject to the conditions set forth in the Application for Letter of Credit submitted herewith.

[1]	Must be not less than three (3) Business Days after notice is given to the Issuing Bank.

[2]	Must be not later than the earlier of (A) the Termination Date or (B) (i) one hundred eighty (180) days from the date of issuance for a Commercial Letter of Credit or (ii) one (1) year from the date of issuance for a Standby Letter of Credit.

Exhibit G-1

     [The Borrower hereby refers to Letter of Credit Number                      (the “Expiring Letter of Credit”) which has an existing expiry date of                     . The Borrower hereby requests that the expiry date of the Expiring Letter of Credit be extended to                     .]
     The Borrower hereby certifies that after giving effect to the [issuance of the Proposed Letter of Credit] or [the extension of the Expiring Letter of Credit] (a) the maximum amount outstanding under all Letters of Credit does not exceed $20,000,000 and (b) the sum of the Letter of Credit Obligations plus all Advances under the Revolving Credit Commitment plus all Swingline Advances plus the Acceptance Exposure do not exceed $75,000,000. The Borrower hereby certifies that on the date hereof all applicable conditions to the issuance of the Proposed Letter of Credit set forth in Section 7 of the Credit Agreement have been satisfied and that the Proposed Letter of Credit complies with the terms of the Credit Agreement, and upon the issuance of the Proposed Letter of Credit, the Borrower will be deemed to have recertified the foregoing on such issuance date.

Sincerely,

TANDY BRANDS ACCESSORIES, INC.

By:

Name:

Title:

Exhibit G-2

EXHIBIT H
FORM OF ASSIGNMENT AND ACCEPTANCE
     Reference is made to the Amended and Restated Credit Agreement, dated as of September 7, 2006 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Tandy Brands Accessories, Inc., a Delaware corporation (the “Borrower”), the lenders named in Schedule 2.1 thereto (the “Lenders”), Wells Fargo HSBC Trade Bank, N.A., as Agent (in such capacity, the “Agent”), and Wells Fargo Bank, N.A..
     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     The Assignor named on Schedule I (the “Assignor”) and the Assignee named on Schedule I (the “Assignee”) agree as follows:
     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined in Section 4 below), an interest (the “Assigned Interest”) as specified in Schedule I in and to the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents with respect to the Total Revolving Credit Commitment provided for in the Credit Agreement as set forth on Schedule I (the “Assigned Facility”), in a principal amount for the Assigned Facility as set forth on Schedule I.
     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, perfection, priority, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim upon the interest being assigned by it hereunder; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of the Guarantors or any other obligor or the performance or observance by the Borrower, any of the Guarantors or any other obligor of any of their respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note(s), if any, held by it evidencing the Assigned Facility and requests that the Borrower exchange such Note(s) for a new Note or Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facility) a new Note or Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date).
     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements and

Exhibit H-1

such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (f) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on Schedule I; and (g) attaches the forms prescribed by the Internal Revenue Service of the United States of America certifying as to the Assignee’s status for purposes of determining exemption from United States of America withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and its Note(s) or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.
     4. The Transfer Effective Date of this Assignment and Acceptance shall be as specified on Schedule I. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to Section 13.12 of the Credit Agreement, and it shall be effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five (5) Business Days after the date of such acceptance and recording by the Agent). The Agent shall give prompt notice of any such Assignment and Acceptance to the Borrower and the Lenders.
     5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves.
     6. From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, (and, in case of an Assignment and Acceptance covering all or the remaining portion of an Assignor’s rights and obligations under this Agreement, such Lender shall cease to be a party to the Loan Documents), but shall nevertheless continue to be entitled to the benefits of Sections 2.18 and 9.13 thereof.

Exhibit H-2

     7. Notwithstanding any other provision hereof, if the consents of the Borrower and the Agent hereto are required under Section 13.12 of the Credit Agreement, this Assignment and Acceptance shall not be effective unless such consents shall have been obtained as evidenced by Schedule I attached hereto.
     8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas without regard to the principles of conflict of laws thereof.
     9. This Assignment and Acceptance may be executed by one or more of the parties to this Assignment and Acceptance on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date indicated by the signatures of their respective duly authorized officers on Schedule I hereto.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

Exhibit H-3

SCHEDULE I TO
Assignment and Acceptance
Re: Amended and Restated Credit Agreement, dated as of September 7, 2006, among Tandy Brands Accessories, Inc., the Lenders named in Schedule 2.1 thereto, Wells Fargo HSBC Trade Bank, N.A., as Agent, and Wells Fargo Bank, N.A..

Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:

Credit Principal	Commitment
Facility Assigned	Amount Assigned	Percentage Assigned
Revolving Credit Commitment	$	%

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Domestic Lending Office:	Eurodollar Lending Office:

Exhibit H-4

Accepted for recording in the Register:	Consented to:
WELLS FARGO HSBC TRADE BANK,	TANDY BRANDS ACCESSORIES, INC.
N.A., as Agent

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Exhibit H-5

Schedule 1.1(a)
Existing Liens
None

Schedule 1.1(a)

Schedule 2.1
Revolving Credit Commitments

	Amount of	Percentage of
	Commitment	Commitment
Wells Fargo HSBC Trade Bank, N. A.	$30,500,000.00	40.666666666%

Comerica Bank	$19,500,000.00	26.000000000%

Bank of America, N.A.	$12,500,000.00	16.666666667%

JPMorgan Chase Bank, N.A.	$12,500,000.00	16.666666667%

Total:	$75,000,000.00	100.00%

Schedule 2.1

Schedule 2.2(a)
Domestic Lending Office
Wells Fargo HSBC Trade Bank, N.A.
San Francisco Loan Center
201 3rd Street, 8th Floor
San Francisco, California
Attn: Paul Miyashiro
Phone: (415) 477-5422
Facsimile: (415) 512-9408
Wells Fargo Bank, N.A.
1445 Ross Avenue, Suite 450
MAC 5301-044
Dallas, Texas 75202
Attn: John R. Peloubet
Phone: (214) 740-1585
Facsimile: (682) 225-3523
Comerica Bank
8828 Stemmons Frwy., Suite 441
Dallas, Texas 75247
Attn: Corey Bailey
Phone: (214) 589-1314
Facsimile: (214) 589-1360
Bank of America, N.A.
1201 Main St., 6th Fl.
Dallas, TX 75202
Attn: Stacia Morgan
Phone: (214) 508-8317
Facsimile: (214) 508-8419
JPMorgan Chase Bank, N.A.
500 E. Border
Arlington, TX 76004-0250
Attn: Jerry Petrey
Phone: (817) 856-3125
Facsimile: (817) 856-3183

Schedule 2.2(a)

Schedule 2.2(b)
Eurodollar Lending Office
Wells Fargo HSBC Trade Bank, N.A.
San Francisco Loan Center
201 3rd Street, 8th Floor
San Francisco, California
Attn: Paul Miyashiro
Phone: (415) 477-5422
Facsimile: (415) 512-9408
Wells Fargo Bank, N.A.
1445 Ross Avenue, Suite 450
MAC 5301-044
Dallas, Texas 75202
Attn: John R. Peloubet
Phone: (214) 740-1585
Facsimile: (682) 225-3523
Comerica Bank
8828 Stemmons Frwy., Suite 441
Dallas, Texas 75247
Attn: Corey Bailey
Phone: (214) 589-1314
Facsimile: (214) 589-1360
Bank of America, N.A.
1201 Main St., 6th Fl.
Dallas, TX 75202
Attn: Stacia Morgan
Phone: (214) 508-8317
Facsimile: (214) 508-8419
JPMorgan Chase, N.A.
500 E. Border
Arlington, TX 76004-0250
Attn: Jerry Petrey
Phone: (817) 856-3125
Facsimile: (817) 856-3183

Schedule 2.2(b)

Schedule 8.14(a)
Compliance with Law
None.
Schedule 8.14(a)

Schedule 8.14(b)
Compliance with Governmental Authorization
None.
Schedule 8.14(b)

Schedule 8.18
Patents, Trademarks and Copyrights
TRADEMARK SCHEDULE

Mark	Application Number	Registration Number

Argentina

PRINCE GARDNER
	2277331	1837127
Australia

P G PRINCESS GARDNER & Design
	892927	892927
PRINCE GARDNER
	231794	B231794
AMITY
	278248	B278248
ROLFS
	278246	B278246
ROLFS
	278245	B278245
AMITY
	278247	B278247
P G PRINCESS GARDNER & Design
	860134	860134
HICKOK & Crest Design
	A113576	A113576
HICKOK & Crest Design
	A113575	A113575
HICKOK & Crest Design
	A113386	A113386
HICKOK & Crest Design
	A210910	A210910
HICKOK & Crest Design
	A212122	A212122
Austria

PRINCE GARDNER
	AM5103/89	129593
Benelux

PRINCE GARDNER
	736275	466944
CANTERBURY

Schedule 8.18

Mark	Application Number	Registration Number

	034040	034040
AMITY
	42874	364305
Brazil

AMITY
	818058536	818058536
AMITY
	818058544	818058544
Canada

ROLFS
	277400	140458
CREDIT GUARD
	732321	429760
ROLFS RESERVE
	1232446
DIRECTOR
	8814	8814
HICKOK
	122845	TMDA37290
ROLFS RESERVE
	1232447
CANTERBURY (and Design)
	373967	214806
KEY KADDY
	283761	187501
PROTECTA-CARD
	395665	230689
ROYAL CREST
	345828	TMA189656
AMITY
	0167700	UCA007845
BARRY WELLS & Design
	664310	TMA402798
PRINCE GARDNER
	325290	170954
Chile

AMITY
	178555	622848
PRINCESS GARDNER
	332000	332000

Schedule 8.18

Mark	Application Number	Registration Number

China P.R.

AMITY
	94013987	1082193
PRINCESS GARDNER (and Design)
	5251145
HICKOK & Crest Design
	1057358	1057358
CANTERBURY
	95082437	960353
HICKOK & Design
	1057357	1057357
PRINCE GARDNER
	200213563	1082380
HICKOK & Wreath with Banner Design
	1070730	1070730
HICKOK & Wreath with Banner Design
	1057356	1057356
CANTERBURY
	95083548	936939
P G PRINCESS GARDNER & Design
	3012389
P G PRINCESS GARDNER & Design
	2001120783	1923543
ROLFS
	2001042288	1927338
P G PRINCESS GARDNER & Design
	2000198556	1927045
Columbia

HICKOK
	20358A	20358A
HICKOK
	421511	158155
HICKOK
	20358	20358
HICKOK
	93421510	158156
HICKOK
	20358B	20358B
Community Trademark

P G PRINCESS GARDNER & Design
	002441327	002441327
AMITY
	216556	216556

Schedule 8.18

Mark	Application Number	Registration Number

ROLFS
	216325	216325
BRACETAC
	37887	37887
P G PRINCESS GARDNER & Design
	001993443	001993443
Costa Rica

PRINCE GARDNER
	75033	75033
PRINCE GARDNER
	73691	73691
Dominican Republic

PRINCE GARDNER
	48334	48334
PRINCE GARDNER
	48277	48277
France

AMITY
	531993	1557347
PRINCE GARDNER
	1560673	1560673
Germany

HICKOK
	92409	692409
AMITY
	8453/18WZ	1182263
BRACETAC
	1867/26	1152740
AMITY
	2695/18	1008037
PRINCE GARDNER
	522366/18 WZ	875811
ROLFS
	48452/18	1177058
Great Britain

HICKOK
	59312	659312
AMITY
	857839	857839
PRINCESS GARDNER
	1024369	1024369

Schedule 8.18

Mark	Application Number	Registration Number

HICKOK
	59311	659311
Greece

PRINCE GARDNER
	146.134	146.134
Hong Kong

AMITY & DESIGN
	591/1977	93/1978
HICKOK
	291/47	19490461
LA GARDE
	1562/87	B2458/1989
CANTERBURY BELTS LTD. & Design
	2035/1981	2035/1981
AMITY & DESIGN
	591/1977	94/78
AMITY & DESIGN
	591/1977	95/1978
PRINCE GARDNER
	B660/1972	B660/1972
HICKOK
	291/47	19490462
AMITY & DESIGN
	512/78	442/1979
AMITY & Design
	591/1977	1829/1977
P G PRINCESS GARDNER & Design
	2000/26720	03341/2003
P G PRINCESS GARDNER & Design
	19212/2001	03487/2003
Italy

PRINCE GARDNER
	MI2001C002290
Japan

HICKOK
	34973/93	3241945
HICKOK
	34974/93	3134459
AMITY
	74855/76	1802179
ROLFS
	66290/74	1375473
HICKOK

Schedule 8.18

Mark	Application Number	Registration Number

	120705/87	2255925
HICKOK
	2240798	2240798
HICKOK
	510326	510326
HICKOK A MAN’S COMPANY & Wreath Design
	211570/81	925996
HICKOK
	220134/77	509870
P G PRINCESS GARDNER & Design
	2000-140180	4560009
HICKOK
	200015/88	518159
Malaysia

P G PRINCESS GARDNER & Design
	2000/18726
ROLFS
	90/07467	90/07467
P G PRINCESS GARDNER (and Design)
	2002/00157	02000157
Mexico

PRINCESS GARDNER
	298962	588202
AMITY
	106318
HICKOK
	53764	53764
HICKOK
	165074	471497
ROLFS
	559221	820343
ROLFS
	559222
HICKOK
	275362	275362
HICKOK
	564949
ROYALLE BY PRINCESS GARDNER
	298964	585568
DL (Stylized)
	794849
DL (Stylized)
	794855

Schedule 8.18

Mark	Application Number	Registration Number

DL (Stylized)
	794854
DL (Stylized)
	794853
DL (Stylized)
	794851
DON LOPER
	746340
DON LOPER
	746341
DON LOPER
	746343
DON LOPER
	746345
HICKOK
	179484	179484
DL (Stylized)
	794857
DON LOPER
	794856
WILD HICKOK
	212168	538846
DON LOPER
	746347
HICKOK
	635269	822611
CANTERBURY
	242853	579135
WILD HICKOK
	212171	495299
WILD HICKOK
	212170	538848
HICKOK
	241858	241858
HICKOK
	242036	242036
HICKOK
	178896	178896
WILD HICKOK
	212169	538847
New Zealand

HICKOK
	44877	44877

Schedule 8.18

Mark	Application Number	Registration Number

HICKOK & Crest Design
	55920	55920
P G PRINCESS GARDNER & Design
	647954	647954
HICKOK & Crest Design
	55921	55921
HICKOK
	44878	44878
AMITY
	108198	108198
HICKOK & Crest Design
	55919	55919
AMITY
	108197	108197
P G PRINCESS GARDNER & Design
	628836	628836
Norway

PRINCE GARDNER
	895378	148313
Panama

HICKOK
	4838	4838
AMITY
	285184	21974
AMITY
	285183	21904
Philippines

LIFESTYLES UNLIMITED
	83199	60218
PG PRINCESS GARDNER & Design
	4-2004-05184
HICKOK
	89847	21170
HICKOK LIFESTYLES UNLIMITED & Design
	50901	38774
HICKOK LIFESTYLES UNLIMITED & design
	50898	38806
PRINCE GARDNER
	101958	4-1995-104229
HICKOK LIFESTYLES UNLIMITED (and Design)
	27420	29785
HICKOK (and Design)
	27421	29666

Schedule 8.18

Mark	Application Number	Registration Number

Puerto Rico

PRINCE GARDNER
	16141	16141
CANTERBURY & Design
	23268	23268
P G PRINCESS GARDNER & Design
	52386	52386
P G PRINCESS GARDNER & Design
	56494	56494
CANTERBURY
	23269	23269
Singapore

ROLFS
	S/1286/89	1286/89
ROLFS
	S/6675/89	T89/06675B
ROLFS
	S/6874/90	6874/90
HICKOK
	9509	9509
HICKOK
	9508	9508
AMITY & Design
	S/71692	71692
AMITY & Design
	S/71693	71693
AMITY
	S/6872/90	6872/90
South Africa

PRINCE GARDNER
	69/3118	1969/03118
HICKOK & Crest Design
	1861/54	1859-1861/
HICKOK & Crest Design
	1859-1861/	1859-1861/
HICKOK & Crest Design
	1859-1861/	1859-1861/
Spain

PRINCE GARDNER
	2381921	2381921
Switzerland

PRINCE GARDNER
	8120	337176

Schedule 8.18

Mark	Application Number	Registration Number

Taiwan

ROLFS
	77-48206	439075
CANTERBURY
	43233	141167
ROLFS
	77-48205	438955
ROLFS
	77-48207	441247
AMITY
	77-48204	441246
AMITY
	77-48203	439074
Turkey

PRINCE GARDNER
	2001/12185	2001/12185
United States

CANTERBURY
	72/327445	0911958
PRINCESS
	72/265332	0844803
PRINCESS GARDNER
	74/556406	2187999
BRACETAC
	73/731419	1550618
CANTERBURY
	74/693222	2049808
THE PRINCESS GARDNER & design
	71/414102	367247
SPOKES (and Design)
	75/874966	2393745
ROYALLE BY PRINCE GARDNER
	75/453145	2319811
CARLOS TOMASINI
	75/035106	2035301
CANTERBURY & design
	72/201369	0791884
CANTERBURY & design
	73/009645	0998500
PRINCE GARDNER ACCESSORIES & design
	74/713656	2041364
ROLFS
	73/170121	1118634

Schedule 8.18

Mark	Application Number	Registration Number

IDENTIFIER
	72/096178	710096
PRINCE GARDNER (stylized)
	71/542652	0516773
TOWNSMAN
	72/045442	669459
CREDIT GUARD
	73/075924	1050073
DIRECTOR
	71/394447	351388
PRINCESS GARDNER ACCESSORIES (and Design)
	74/713654	2082144
CANTERBURY
	72/037631	0674224
PRINCE GARDNER
	74/040455	1638232
PROTECTA-CARD
	73/075927	1050074
ROYAL CREST
	73/679465	1485277
CREDENTIAL
	72/096179	731338
DL (Stylized)
	76/429184
SURPLUS (and Design) (Left of Circle)
	76/269006	2897619
COLLAR-EASE
	75/054062	2095928
INSIDE-OUT
	76/647976
ACE BY CANTERBURY (and Design)
	76/662159
ACE BY CANTERBURY (and Design)
	76/662158
ROLFS WEEKENDER
	76/657177
ACTIVE ESSENTIALS BY ROLFS and Design
	76/603551
ACTIVE ESSENTIALS BY ROLFS
	76/603550
ROLFS RESERVE
	76/585642	3066421
ROLFS RESERVE

Schedule 8.18

Mark	Application Number	Registration Number

	76/585633	2956784
ETON
	75/143036	2404968
TANDY BRANDS ACCESSORIES, INC. OUTLET STORE
	76/497225	2812643
ETON
	74/125681	1721441
DL Stylized
	76/433943	2763803
DON LOPER
	76/433633	2823928
DON LOPER
	76/429247	2752354
AMITY LIFESTYLE ACCESSORIES
	76/386026	2686096
CROSS IN CIRCLE AND DOTS Design (Right)
	76/975185	2714536
CROSS IN CIRCLE Design
	76/320961	2798556
CROSS IN CIRCLE AND DOTS Design (RIGHT)
	76/320962	2685683
CROSS IN CIRCLE Design
	76/320731	2594330
TOREL
	76/379875	2659342
SPOKES
	75/590226	2425629
COLETTA
	76/568946	2917096
DON LOPER
	257209	842497
TANDY BRANDS ACCESSORIES
	73/756261	1752430
LE-BIL’S (stylized)
	73/605579	1433020
LUCARELLI
	596787	1421197
LUCARELLI
	73/477534	1399411
LUCARELLI
	477532	1396878
HICKOK
	543425	1381527

Schedule 8.18

Mark	Application Number	Registration Number

ORLEANS
	500683	1348132
HICKOK
	72/082979	700221
HICKOK
	65361	0684952
HICKOK
	71/595957	0548994
STAYS ‘N CASE
	76/440003	2724002
BARRY WELLS (stylized)
	74/029450	1630139
BACK TO SCHOOL
	76/232341
DON LOPER
	73/707382	1552433
HICKOK
	373338	0338625
HICKOK
	373339	0337194
ALOTTA WALLET
	76/632709
FISHMASTER
	75/825665
SNAPS
	78/807711
STAYS ‘N CASE
	75/064244	2028047
SPORTS PLAY
	76/292027	2792151
MARDIGRASBEADS.COM
	76/337840	2650875
CORKY
	76/345269	2698645
HICKOK
	76/379885	2962740
ESSENTIALS BY ROLFS
	75/279231	2352242
THEFT-GUARD
	73/749693	1541535
TOREL
	76/268901	2642164
SPORTA BOUT
	73/114498	1081722

Schedule 8.18

Mark	Application Number	Registration Number

SNAP HAPPY
	72/221333	817206
SHOP & GO
	73/674394	1478676
SIDEKICK
	72/418486	961820
ROLFS ROYAL CREST
	73/681589	1485278
POP TOP
	73/114499	1081043
NOSTALGIA
	74/396910	1821361
AMITY & Design
	73/125993	1105460
GLO-GETTER
	73/749770	1541147
TRAVEL LITE
	73/683149	1623664
COURIER
	72/237072	829612
CHANGEABLE
	74/189236	1745862
CAR CADDY
	72/056291	682112
CACHE
	73/815513	1585671
BRACELINC
	73/755691	1552060
BODY BILLFOLD
	72/454486	988166
AMITY & Thick Line Design
	71/091140	110105
AMITY CLASSIC
	74/199601	1708196
AMERICAN CLASSIC & eagle design
	73/386959	1301680
LA GARDE
	71/158540	163698
NITE & DAY
	73/822549	1588883
DESIGNED AND CRAFTED FOR LIFE
	76/975051	2678999
DANIEL ADAM
	76/362819	2736047

Schedule 8.18

Mark	Application Number	Registration Number

STACY RYAN
	76/223824	2653563
BEACH BUNDLE
	75/982154	2595287
NECESSITIES BY ROLFS
	76/059964	2782299
P G PRINCESS GARDNER & Design
	76/976720	2921373
P G PRINCESS GARDNER & Design
	76/975574	2760187
PRINCE GARDNER
	74/556405	2187998
JAMES B. FAIRCHILD
	74/021220	1829864
SPRINTKIT
	73/308133	1228487
DESIGNED AND CRAFTED FOR LIFE
	76/975428	2733308
TUCK-N-TAKE
	73/093705	1067699
SPOKES
	75/874968	2393746
TANDY BRANDS
	73/756262	1751187
ROSE IN TRIANGLE design
	75/603133	2511417
DESIGNED AND CRAFTED FOR LIFE ON THE ROAD
	76/975578	2760189
SPOKES
	75/591789	2559269
SPOKES & Design
	75/590228	2579134
LA GARDE
	73/652855	1485246
ROLFS
	71/656539	604067
ROLFS
	76/405168	2777432
ROLFS
	74/662841	2032901
DESIGNED AND CRAFTED FOR LIFE
	76/976166	2818258

Uruguay

Schedule 8.18

Mark	Application Number	Registration Number

PRINCE GARDNER
	233808	323810

Venezuela

HICKOK
	F-019787	19787
AMITY
	1424	92.249-F
AMITY
	1425	90.419-F
PATENT SCHEDULE

Title	Application Number	Patent Number

Canada

Releasably Locking Button Pin
	1997-1959	84068
Personal Accessory with Quick-Access
	2471793

China P.R.

Carrier for Digital Player and Headphones
	ZL200530124574.1

European Community

Carrier for Digital Player and Headphones (design)
	000399423	000399423-0001

Germany

Suspender Button
	M8801493.2	M8801493.2

Great Britian

SUSPENDER BUTTON
	1052949	1052949

Mexico

PERSONAL ACCESSORY WITH QUICK-ACCESS
	PA/a/2004/006813

Philippines

CARRIER FOR DIGITAL PLAYER AND HEADPHONES
	32005000896

Taiwan

Schedule 8.18

Title	Application Number	Patent Number

CARRIER FOR DIGITAL PLAYER AND HEADPHONES
94305410

United States

TRAVEL BAG WITH MULTIPLE COMPARTMENTS
	07/324296	4966260
TRAVEL BAG WITH MULTIPLE COMPARTMENT
	07/060723	4821853
CELL PHONE PURSE
	29/214830	D512560
GUN PROTECTOR
	29/213233	D520235
DISPLAY FIXTURE WITH BUILT-IN SIGN HOLDER
	29/137335	D451703
POCKET BOOK FASTENER
	29/005208	DES. 355767
NECKTIE LABEL
	29/003513	D350370
METHOD AND APPARATUS FOR MANUFACTURING COIN POUCH
	08/228698	5480605
WALLET WITH CARRYING STRAP
	07/012492	DES.343951
PORTFOLIO
	07/175852	DES.322628
AUTOMOBILE ACCESSORY
	29/032392	DES.366356
TRAVEL KIT
	07/414075	DES.325124
EXPANDABLE CUP HOLDER
	29/087911	D407951
POINT OF SALE DISPLAY BOX AND UNIT
	09/288857	6070717
HELMET BEAD
	29/176075	D487409
ELECTRIC ICE SCRAPER
	29/136973	D456576
DOG LEASH AND LIGHT COMBINATION
	29/137093	D453386

Schedule 8.18

Title	Application Number	Patent Number

BOTTLE CADDY
	29/127089	D450445
GOLF BAG PORTABLE COOLER
	29/110050	D425761
RICE AND BEAN BEADS
	29/102111	D420931
SET OF GUMBO BEADS
	29/092837	D412680

COMBINATION SUSPENDERS FOR USE WITH BUTTON AND BUTTONLESS TROUSERS

	07/714496 517	2429
SET OF JAZZ BEADS
	29/092377	D410866
MULTI-CARD ELEMENT FOR A BILLFOLD
	07/906549	5263523
DECORATIVE BEAD
	29/075162	D398879
DRINK HOLDER
	29/011921	D352827
RELEASABLY LOCKING BUTTON PIN
	29/066168	D390162
CARRIER FOR DIGITAL PLAYER AND HEADPHONES
	29/224985	D519275
GUN PROTECTOR
10/942330
GUN SLING WITH SINGLE-HANDED ADJUSTMENT MECHANISM
10/360191
ORNAMENTAL BEAD AND RADIO COMBINATION
10/793874
PERSONAL ACCESSORY WITH QUICK-ACCESS
	10/025542	6601622
BELT RACK TAB
	29/022042	D366065
CRAWFISH BEAD
	29/092379	D411967

Schedule 8.18

COPYRIGHT SCHEDULE

Title of Work	Application Number	Registration Number

Amity Racing Almanac CD
	TXu-1-114-703	TXu-1-114-703

Rolfs Sports Almanac CD
	TXu 1-099-544	TXu 1-099-544

Waterfowl Duck Tie #3
	VA 577-760	VA 577-760

Waterfowl Duck Tie #2
	VA 557-757	VA 577-757

Waterfowl Duck Tie #1
	VA 577-756	VA 577-756

Waterfowl Duck Tie #5
	VA 577-759	VA 577-759

Waterfowl Duck Tie #4	VA 577-758	VA 577-758
LICENSE SCHEDULE
Capital Mercury
Churchill Downs, Licensing Partners
Collegiate Licensing Co. (CLC)
Eileen West
Haggar
Indiana University Research & Tech
Jones New York
Jordache
Levi Strauss & Co / Dockers for Women
Levi Strauss & Co / Levi Signature
Levi Strauss & Co / Levi’s Brand
License Resource Group (LRG)
Major League Baseball (MLB)
Michigan State University
National Basketball Association (NBA)
National Football League (NFL)
National Hockey League (NHL)
Ohio State
Totes
Travel Sentry (Marketing License Agreement)

Schedule 8.18

U of CA Berkeley
U of Iowa Hawkeyes
U of Southern CA
West Virginia University
Woolrich
Dallas_1\4485322\2
13118-122 9/6/2006

Schedule 8.18

Schedule 8.19
ERISA
Tandy Brands Accessories, Inc. Employees Investment Plan, as amended and restated effective July 1, 2000, as the same has been amended, modified or supplemented from time to time.
Schedule 8.19

Schedule 8.22
Material Contracts
Trademark license agreements that generate sales revenue in excess of $1,000,000 per annum.
Schedule 8.22

Schedule 10.11
Investments
Investments in H.A. Sheldon Canada, Ltd.
Schedule 10.11

Schedule 13.4
Notices/Credit Matters
Tandy Brands Accessories, Inc.
690 E. Lamar Boulevard, Suite 200
Arlington, TX 76011
Attention: Mark J. Flaherty
Telephone: (817) 548-0090
Facsimile: (817) 274-7346
Email: mark_flaherty@tandybrands.com
Wells Fargo HSBC Trade
Bank, N.A.
1445 Ross Avenue, Suite 450
Dallas, TX 75202
Attention: John R. Peloubet
Telephone: (214) 740-1585
Facsimile: (682) 225-3523
Email: peloubj@wellsfargo.com
Wells Fargo Bank, N. A.
1445 Ross Avenue, Suite 450
Dallas, TX 75202
Attention: John W. Johnson
Telephone: (214) 740-1517
Facsimile: (682) 220-2166
Email: john.w.johnson@wellsfargo.com
Comerica Bank
8828 Stemmons Freeway, Suite 441
Dallas, TX 75247
Attention: Corey R. Bailey
Telephone: (214) 589-1314
Facsimile: (214) 589-1360
Email: crbailey@comerica.com
Bank of America, N.A.
901 Main Street, 68th Floor
Dallas, TX 75202
Attention: Allison W. Connally
Telephone: (214) 209-1425
Facsimile: (214) 209-9560
Email: allison.connally@bankofamerica.com
Schedule 13.4

JPMorgan Chase Bank, N.A.
500 E. Border
Arlington, TX 76004-0250
Attention: Jerry Petrey
Telephone: (817) 856-3125
Facsimile: (817) 856-3183
Email: jerry.petrey@chase.com
Schedule 13.4